Subscription and Shareholders Agreement

Alliance Capital Management Corporation of Delaware

Alliance Capital Management Australia Limited

AXA Asia Pacific Holdings Limited

National Mutual Funds Management Limited

ACN 095 022 718 Limited
(to be renamed Alliance Capital Management Australia Limited)

Cidwell Developments Limited

(to be renamed Alliance Capital Management New Zealand Limited)

101 Collins Street Melbourne VIC 3000 Australia

Telephone 61 3 9288 1234  Facsimile 61 3 9288 1567

www.freehills.com.au  DX240 Melbourne

SYDNEY MELBOURNE PERTH CANBERRA BRISBANE HANOI HO CHI MINH CITY

Correspondent Offices JAKARTA KUALA LUMPUR SINGAPORE

Liability limited by the Solicitor’s Limitation of Liability Scheme,

approved under the Professional Standards Act 1994 (NSW)

Reference  JH

Table of contents

Clause

1 Definitions and interpretation

1.1 Definitions
1.2 Interpretation
1.3 Business Day

2 Conditions precedent

2.1 Conditions precedent
2.2 Reasonable endeavours
2.3 Termination prior to satisfaction

3 Capital contributions

3.1 Subscription by ACMCD and AXA APH
3.2 Change of name
3.3 Completion
3.4 Shares to rank equally
3.5 Constitution
3.6 Security Interests

4 Appointments

4.1 Boards of Joint Venture Group
4.2 Composition of the Board
4.3 Chair
4.4 Secretary

5 Board activities

5.1 Meetings
5.2 Voting at meetings
5.3 Quorum
5.4 Notice of meetings

6 Business plans, budgets and reporting

6.1 Business Plan
6.2 Budget
6.3 Financial statements
6.4 Auditor
6.5 Access to documents

7 Management

7.1 Delegation of powers
7.2 Dividend policy
7.3 Matters requiring joint consent
7.4 Deadlock resolution
7.5 Sub-delegation
7.6 Offshore Funds

7.7 Distribution of Alliance Capital Mutual Funds
7.8 Payment of Fees
7.9 Fee Scales
7.10 Termination of Delegation Agreements

8 Meetings of shareholders

8.1 Quorum
8.2 Notice of meetings

9 Exclusivity

9.1 Exclusivity for the Company
9.2 AXA APH Undertakings
9.3 ACMCD Undertakings
9.4 Companies’ Undertakings
9.5 Other Activities
9.6 Duration of Undertakings
9.7 Limitation
9.8 Acquisition of financial services company
9.9 Existing sub-delegations
9.10 Compensation agreements

10 Transfers of shares - general

10.1 General prohibition
10.2 Transfer to Latest Core Shareholder
10.3 Approval of transfer

11 Transfers of shares - pre-emptive rights

11.1 Right to transfer
11.2 Transfer Notice
11.3 Non-revocation
11.4 Acceptance Notice
11.5 Completion
11.6 Remaining Shares

12 Tag-along Right

12.1 Tag-Along Notice
12.2 No Transfer
12.3 Transfer to Proposed Transferee

13 Transfers of shares - required transfers

13.1 Notice of Trigger Event
13.2 Rights following a Trigger Event
13.3 Fair Value
13.4 Notice of Fair Value

14 New shareholders

15 Confidentiality and announcements

15.1 Prohibitions on use of Confidential Information

15.2 Permitted disclosure

16 Representations and warranties

16.1 Representations and warranties
16.2 Reliance
16.3 Non limitation
16.4 Investigation
16.5 Waiver of rights
16.6 Future events

17 Term and termination

17.1 Termination
17.2 Survival

18 GST

18.1 GST pass on clause
18.2 Tax Invoices/Adjustment Notes
18.3 Later adjustment to price or GST
18.4 Cost reduction clause

19 Notices

19.1 How notices may be given
19.2 When notice by fax taken as given
19.3 Change of address or fax number

20 General

20.1 Relationship of parties
20.2 Costs and expenses
20.3 Governing law and jurisdiction
20.4 Delegation
20.5 Cumulative rights
20.6 Waiver
20.7 Whole agreement
20.8 Variation of agreement
20.9 Prohibition or enforceability
20.10 Counterparts
20.11 Attorney

Schedule 1 - Delegation Agreement

Schedule 2 - Adherence Agreement

Schedule 3 - Fees Deed

Schedule 4 - Sub-Distributor Agreement

This subscription and shareholders agreement

is made on      January 2001 between the following parties:

1.                                      Alliance Capital Management Corporation of Delaware

of 1345 Avenue of the Americas, New York, NY 10105, United States of America

(ACMCD)

2.                                      Alliance Capital Management Australia Limited

ABN 58 007 212 606

of Level 29, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW 2000

(ACM)

3.                                      AXA Asia Pacific Holdings Limited

ABN 78 069 123 011

of 447 Collins Street, Melbourne, Vic 3000

(AXA APH)

4.                                      National Mutual Funds Management Limited

ABN 32 006 787 720

of 447 Collins Street, Melbourne, Vic 3000

(NMFM)

5.                                      ACN 095 022 718 Limited

ACN 095 022 718

(to be renamed Alliance Capital Management Australia Limited)

of Level 29, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW 2000

(Aus Co)

6.                                      Cidwell Developments Limited, a company incorporated in New Zealand

(to be renamed Alliance Capital Management New Zealand Limited)

of 80 The Terrace, Wellington, New Zealand

(NZ Co)

Recitals

A.                                   ACM (which is a subsidiary of ACMCD) and NMFM and National Mutual Funds Management NZ Limited (“NMFM NZ”) (both of which are subsidiaries of AXA APH) carry on separate existing investment management businesses.

B.                                     ACMCD and AXA APH wish to establish the Joint Venture Group (comprising Aus Co and NZ Co) to carry out certain investment management business activities in Australia and New Zealand and to carry out investment management activities in support of the investment management businesses of other companies, including ACM, NMFM and NMFM NZ.

The parties agree

in consideration of, among other things, the mutual promises contained in this agreement:

1              Definitions and interpretation

1.1          Definitions

In this agreement:

ACCC means the Australian Competition and Consumer Commission;

Acceptance Notice means a notice in writing stating that the Offeree is willing to purchase the Sale Shares on the Nominated Terms;

Acceptance Period means the period within 45 Business Days of an Offeree receiving the Transfer Notice from the Proposing Transferor under clause 11.2;

Accounting Period means a year which ends on 31 December of each year, the first accounting period being the period ending on 31 December 2001;

Accounting Standards means the Australian Accounting Standards from time to time and if and to the extent that any matter is not covered by Australian Accounting Standards means generally accepted accounting principles applied from time to time in Australia or New Zealand (as the case may be) for a business similar to the relevant Business;

ACMCD Shares means the shares issued to ACMCD under clause 3.1;

ACM Delegation Agreement means an agreement in substantially the form set out in schedule 1 between ACM and Aus Co which sets out arrangements for the delegation or sub-delegation of mandates by ACM to Aus Co;

Acquired Business has the meaning given to it in clause 9.8((a));

Adherence Agreement means a deed substantially in the form set out in schedule 2 the purpose of which is, among other things, to ensure that this agreement will apply to a Shareholder who is not already a party as if that new Shareholder was a party to this agreement;

Adjustment Note includes any document or record treated by the Commissioner of Taxation as an adjustment note or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;

Alliance Group or ACMCD’s Group means Alliance Capital Management L.P. and its Controlled Entities (excluding the Companies) and “member of the Alliance Group” will be construed accordingly;

APRA means the Australian Prudential Regulation Authority;

ASIC means the Australian Securities and Investments Commission;

ASX means Australian Stock Exchange Limited ACN 008 624 691;

Audited Accounts means, in respect of an Accounting Period:

(a)           the report of the Directors;

(b)           the report of the Auditors; and

(c)           the audited accounts,

in respect of:

(d)           each Company; and

(e)           each of its Controlled Entities,

which are for that Accounting Period and accord with the Accounting Standards;

Auditors means the auditors from time to time of each Company;

Aus Co Shares means fully paid ordinary shares in the capital of Aus Co;

AXA means the ultimate holding company of ACMCD and of AXA APH as at the date of this agreement which is incorporated in France;

AXA APH Group means AXA APH and its Controlled Entities and “member of the AXA APH Group” will be construed accordingly;

AXA APH Shares means the Shares issued to AXA APH under clause 3.1;

Bank has the meaning given to the word “bank” in section 9 of the Corporations Law;

Board means the board of Directors of each Company from time to time;

Budget means, in respect of an Accounting Period, the budget of each Company for that Accounting Period including:

(a)           a revenue and capital budget which provides estimates of the material items of expenditure for each month;

(b)           a cash flow forecast for each month;

(c)           a balance sheet, and

(d)           a profit and loss,

which has been approved by resolution or written consent or direction made or given in accordance with clause 7.3 or clause 7.4;

Business means:

(a)           the performance of certain investment management activities (in the case of Aus Co) in Australia and (in the case of NZ Co) in New Zealand; and

(b)           each other business which is conducted by each Company from time to time;

Business Day means a day on which trading banks are open for business in Melbourne, Sydney and (where the reference relates to NZ Co) Wellington, except a Saturday, Sunday or public holiday;

Business Plan means, in respect of an Accounting Period, the business plan of each Company for each of the three Accounting Periods from the start of that Accounting Period including for each Accounting Period:

(a)           projections for sales, new business, business loss, revenue and cash flow;

(b)           forecasts; and

(c)           an analysis of business prospects and objectives,

which has been approved by resolution or written consent or direction made or given in accordance with clause 7.3 or clause 7.4;

Cease to Control means in respect of an entity:

(a)                                  the entity is no longer a Controlled Entity of the entity which has ceased control; or

(b)                                 the entity is no longer a Subsidiary of the entity which has ceased control,

and Ceasing to Control shall be construed accordingly.

Company means each of Aus Co and NZ Co as the context requires and Companies means both Aus Co and NZ Co;

Compensation Amount means the amount determined in accordance with clause 9.10((a));

Completion Date means the date being 5 Business Days after:

(a)           satisfaction of the conditions precedent in clause 2.1; or

(b)           such other date from which the parties agree that this agreement is to be of full force and effect;

Confidential Information means any information that is by its nature confidential or which is designated by a party as confidential:

(a)           provided by one party to another party; or

(b)           which relates to:

(1)           the Business;

(2)           a Shareholder or a Controlled Entity of a Shareholder;

(3)           a Company;

(4)           the property, rights, business activities, customers, assets or affairs of any of the persons referred to in paragraphs (b)(1) to (3) of this definition; or

(5)                                  the subject matter of this agreement;

Constitution means the constitution of each Company as amended from time to time;

Controlled Entity of an entity means another entity in respect of which the first entity has the capacity to determine the outcome of decisions about the second entity’s financial and operating policies;

Controller means, in relation to the property of a corporation:

(a)           a receiver, or receiver and manager, of that property; or

(b)                                 anyone else who (whether or not as agent for the corporation) is in possession, or has control, of that property for the purpose of enforcing a Security Interest;

Core Shareholder means ACMCD, AXA APH and any person to whom Shares are transferred under clause 11;

Directors means the directors from time to time of each Company;

Disposal means:

(a)                                  the grant or creation of any Security Interest over any Share (or over any legal or beneficial interest in or any rights of any Share);

(b)                                 the sale, transfer or other disposal of any Share (or any legal or beneficial interest in or any rights of any Share);

(c)                                  the entry into an agreement in respect of the rights to vote which are conferred in respect of any Share;

(d)                                 the provision of any warrant, option or right of first refusal or offer in respect of any of the matters which are provided in paragraphs (a) to (c) of this definition;

(e)                                  the offer or entry into of an agreement, whether or not subject to any condition precedent or subsequent, to do any of the matters which are provided in paragraphs (a) to (d) of this definition; or

(f)                                    the creation of any interest in a Share in favour of a third person,

and Dispose shall be construed accordingly;

Fair Value means the amount which is:

(a)                                  agreed by the Trigger Shareholder and the Non-Trigger Shareholder as the fair value of the Trigger Shares; or

(b)                                 failing such agreement within 20 Business Days, is calculated by a Valuer as the fair value of the Trigger Shares in accordance with clause 13.3;

First Budget means the Budget for the first Accounting Period, being the period ending on 31 December 2001, which has been approved by written consent by an authorised representative of ACMCD and by an authorised representative of AXA APH;

Fees Deed means an agreement between ACM, NMFM, NMFM New Zealand and the Companies substantially in the form set out in schedule 3 concerning fee arrangements;

First Business Plan means the Business Plan for the first Accounting Period, being the period ending on
31 December 2001, which has been approved by written consent by an authorised representative of AXA APH;

Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, department, tribunal, agency or entity;

Group means the Alliance Group or the AXA APH Group as the context requires;

GST has the same meaning as in the GST Act and includes any replacement or subsequent similar tax;

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth) and in clause 18.1 if the context requires includes goods and services tax under the Goods and Services Tax Act 1985 (New Zealand);

Holding Company has the meaning given to the words “holding company” in the Corporations Law;

Insolvency Event means, in respect of a party:

(a)                                  a final order is made that the party be:

(1)           wound up; or

(2)           otherwise dissolved;

(b)                                 a final order is made to appoint a liquidator or provisional liquidator in respect of that party; or

(c)                                  a Controller is appointed over substantially all of the assets or undertaking of that party;

Institutional Investor means an investor:

(a)                                  being a life insurance company;

(b)                                 being a superannuation fund with net assets of:

(1)                                  (in the case of an Australian investor) at least A$25 million; or

(2)                                  (in the case of a New Zealand investor) at least NZ$5 million;

(c)                                  being a building society or friendly society;

(d)                                 being a person who controls at least:

(1)                                  (in the case of an Australian investor) A$25 million (including any amount held by an associate or under a trust that the person manages) for the purpose of investment in securities; or

(2)                                  (in the case of a New Zealand investor) NZ$5 million (including any amount held by an associate or under a trust that the person manages) for the purpose of investment in securities;

(e)                                  being an investor directed discretionary portfolio service, portfolio administration service or master fund (including but not limited to Deutsche, IPAC, AM Corp, Mercer, SMF, Wilson Dilworth and Access master funds), where all of the underlying investors in the service or fund are persons falling within any of paragraphs (a) to (d) of this definition; or

(f)                                    being an investor who gives an investment management mandate under a stand alone investment management agreement provided that such an investor will not be an Institutional Investor under this definition, in respect of any other investments by that investor unless the investor is also a person falling within any of paragraphs (a) — (e) of this definition.

Joint Venture Group means Aus Co and NZ Co;

Latest Core Shareholder in relation to a Shareholder means:

(a)                                  where the Shareholder is a Core Shareholder, that Core Shareholder; and

(b)                                 when the Shareholder is not a Core Shareholder, the most recent Core Shareholder to hold the Shares held by that Shareholder;

Law includes:

(a)                                  any general law;

(b)                                 any law, rule, regulation, authorisation, ruling, judgement, order or decree of any Governmental Agency or Regulator; and

(c)                                  any statute, regulation, proclamation, ordinance or by-law,

 in Australia, New Zealand, United States of America or any other relevant jurisdiction;

Management Accounts means, in respect of a month of an Accounting Period, the management accounts of each Company and of each of its Controlled Entities for that month, including:

(a)                                  a profit and loss statement;

(b)                                 a balance sheet;

(c)                                  a cash flow statement;

(d)                                 an analysis of revenue;

(e)                                  a review of the Budget and Business Plan;

(f)                                    a comparison of the Budget and Business Plan with actual results;

(g)                                 a rolling cash flow forecast for the next 12 months; and

(h)                                 a description of each material matter which occurred in or relates to that month,

or as otherwise required by the Board;

Material Appointments Assets means the assets referred to in paragraph (b) of the definition of Material Appointments Notice;

Material Appointment Notice means a notice by AXA APH that:

(a)                                  AXA APH or members of the AXA APH Group intend to appoint persons other than the Companies to provide investment management services and such appointments either relate to the proper discharge by an officer of the AXA APH Group of any fiduciary obligation or duty or the proper discharge of any equivalent responsibility by a member of the AXA APH Group or do not come within any other proviso or exception to the restrictions on the members of AXA APH Group in clause 9;

(b)                                 specifies the asset classes to which the appointments referred to in (a) will relate;

(c)                                  confirms that the New Appointment Percentage is greater than 50 when calculated in accordance with the following formula:

New Appointment Percentage =                      x 100

where:

R is equal to:

(1)                                  where it is the first Material Appointment Notice - the annual fees that are or would have been payable under the Fees Deed by AXA APH to the Companies for the investment management of the Material Appointments Assets as at the end of the last quarter before the giving of the Material Appointment Notice;

(2)                                  where there has been at least one Material Appointment Notice - the aggregate of the annual fees relating to the investment of the Material Appointment Assets for each such notice determined in accordance with R(1) above.

E is equal to:

(3)                                  where it is the first Material Appointment Notice - the aggregate of:

(A)                              the annual fees that are or would have been payable under the Fees Deed by AXA APH to the Companies or their delegates for the investment management of all of the assets referable to the AXA APH Group (including, without limitation, assets of unit trusts managed by the AXA APH Group) as at the end of the last quarter before the giving of the Material Appointments Notice; and

(B)                                the fees calculated under R(1).

(4)                                  where there has been at least one prior Material Appointment Notice - the aggregate of the annual fees determined in accordance with E(3)(A) above and the fees calculated under R(2) above.

Minor Appointment Percentage means the number calculated in accordance with clause 9.7;

New Constitutions means the constitution of each Company in a form to be agreed between the parties (acting reasonably) to be adopted on or before the Completion Date in accordance with clause 3.5((b));

New Tax System changes has the same meaning as in the Trade Practices Act 1974 (Cth);

NMFM Delegation Agreement means an agreement between NMFM and Aus Co substantially in the form set out in schedule 1 which sets out arrangements for the delegation or sub-delegation of mandates by NMFM to Aus Co;

NMFM New Zealand means National Mutual Funds Management NZ Limited of 80 The Terrace, Wellington, New Zealand;

NMFM New Zealand Delegation Agreement means an agreement between NMFM New Zealand and NZ Co substantially in the form set out in schedule 1 which sets out arrangements for the delegation or sub-delegation of mandates by NMFM New Zealand to NZ Co;

Nominated Terms means the terms and conditions on which the Sale Shares are offered to be sold including, without limitation, the sale price which must be payable in cash only;

Non-Trigger Shareholder means the Shareholder other than the Trigger Shareholder;

NZ Co Shares means fully paid ordinary shares in the capital of NZ Co;

Offeree means each Shareholder other than the Proposing Transferor;

Ordinary Share means an ordinary share in the capital of each Company as provided in the relevant New Constitution;

Proposed Transferee means the person to whom the Proposing Transferor proposes to sell or transfer the Sale Shares if they are not purchased by the Offeree under clause 11.6;

Proposing Transferor means a Shareholder proposing to Dispose of its Shares;

Regulator means each of:

(a)           ACCC;

(b)           APRA;

(c)           ASIC; and

(d)           ASX,

and any other person, company or Governmental Agency responsible for the administration of any applicable Law;

Related Body Corporate has the same meaning given to “related body corporate” in section 9 of the Corporations Law;

Related Party Transaction means a transaction between the Company and a Shareholder or any of the members of its Group or their respective directors or partners;

Region means Australia and New Zealand;

Removed Assets means the assets referred to in paragraph (b) of the definition of Removed Assets Notice;

Removed Assets Notice means an notice by AXA APH to the other parties that:

(a)                                  AXA APH or members of the AXA APH Group intend to appoint persons other than the Companies to provide investment management services and such appointments either relate to the proper discharge by an officer of the AXA APH Group of any fiduciary obligation or duty or the proper discharge of any equivalent responsibility by a member of the AXA APH Group or do not come within any other proviso or exception to the restrictions on the members of the AXA APH Group in clause 9 (including, and not limited to, the exception where the Companies or the third party as delegate of the Companies do not have appropriate expertise, capacity and proven ability to manage the asset class or classes concerned); and

(b)                                 specifies the assets class or classes to which the appointments referred to in paragraph (a) above will relate;

Retail Investor means an investor who is not an Institutional Investor;

Sale Shares means all of the Shares held by a Proposing Transferor;

Secretary means the secretary from time to time of the Company;

Securities means shares, debentures, stocks, bonds, notes, prescribed interests, units, warrants, options, derivative instruments or any other securities;

Security Interest includes any mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation or other right, entitlement, interest, power, authority, discretion, claim, remedy or arrangement of any nature having the purpose or effect of providing security for the obligations of any person;

Shares means Aus Co Shares and NZ Co Shares;

Shareholder means a registered holder of a Share including each of ACMCD and AXA APH while and for so long as they are registered holders of a Share;

Sub-Distributor Agreements means agreements between certain members of the AXA APH Group and certain members of the Alliance Group substantially in the form set out in schedule 4 or, in the case of Luxemburg funds, the form of agreement agreed among the parties under clause 2.1((f)), which provide for the appointment of the relevant member of the AXA APH Group as sub-distributors of certain Alliance Capital retail mutual funds;

Subsidiary has the meaning given to the word “subsidiary” in section 9 of the Corporations Law;

Tag-Along Notice means a notice in writing stating that the Offeree is willing to sell its Shares on the Nominated Terms;

Tax Invoice includes any document or record treated by the Commissioner of Taxation as a tax invoice or as enabling the claiming of an input tax credit for which an entitlement otherwise arises;

Transaction Document means each of:

(a)                                  the ACM Delegation Agreement;

(b)                                 the NMFM Delegation Agreement;

(c)                                  the NMFM New Zealand Delegation Agreement;

(d)                                 the Sub-Distributor Agreements; and

(e)                                  the Fees Deed;

Transfer Notice means a notice:

(a)           specifying that the Proposing Transferor proposes to transfer the Sale Shares;

(b)           specifying the Nominated Terms;

(c)           specifying the Proposed Transferee; and

(d)                                 advising the Offeree that it is entitled, by giving notice in writing to the Proposing Transferor within the next 30 Business Days, to purchase the Sale Shares on the Nominated Terms and in accordance with clause 11;

Trigger Event, in relation to a Shareholder, means:

(a)                                  a person, other than that Shareholder, acquiring any legal or equitable interest in the Shares held by the Shareholder (other than as permitted under clause 10);

(b)                                 an Insolvency Event occurs in respect of that Shareholder;

(c)                                  that Shareholder is prohibited from being a shareholder in the Company by a change in any Law; or

(d)                                 that Shareholder materially breaches:

(1)                                  this agreement;

(2)                                  a Constitution; or

(3)                                  a Transaction Document,

and such breach is not remedied within 20 Business Days after written notice requiring the remediation of the breach has been given by the other Shareholder;

(a)           AXA APH gives a Material Appointment Notice to ACMCD and the Companies;

whether or not such event as described in paragraphs (a) to (d) of this definition is in the control of the Shareholder;

Trigger Shareholder means the Shareholder in relation to which a Trigger Event has occurred;

Trigger Shares means, in relation to a Trigger Shareholder, all of the Shares held by the Trigger Shareholder or a Related Entity (as defined in clause 10.1 ((b))((2))); and

Valuer means the president from time to time of the Victorian branch of the Institute of Chartered Accountants or the nominee of that president with not less than 10 years experience in valuing companies which carry on business similar to or the same as that carried on by the Company.

1.2          Interpretation

In this agreement, headings are only for convenience and do not affect interpretation and, unless the context requires otherwise:

(a)                                  words in the singular include the plural and the other way around;

(b)                                 words of one gender include any gender;

(c)                                  a reference to a person includes an individual, a company, partnership, joint venture, association, corporation or other body corporate and a Governmental Agency or Regulator;

(d)                                 a reference to a party to this agreement includes that party’s executors, administrators, successors and permitted assigns;

(e)                                  a promise or agreement by 2 or more persons binds each person individually and all of them jointly;

(f)                                    a reference to a clause, party, schedule, annexure or exhibit is a reference to a clause of, and a party, schedule, annexure and exhibit to, this agreement and a reference to this agreement includes any schedule, annexure or exhibit;

(g)                                 a reference to a thing (including, but not limited to, a right) includes any part of that thing;

(h)                                 a reference to a right includes a remedy, power, authority, discretion or benefit;

(i)                                     a reference to legislation includes any amendment to that legislation, any consolidation or replacement of it, and any subordinate legislation made under it;

(j)                                     terms defined in the GST Act have the same meaning in clause 19 of this agreement;

(k)           a reference to an agreement other than this agreement includes an undertaking, deed, agreement or legally enforceable arrangement or understanding, whether or not in writing;

(l)            a reference to a document includes any amendment or supplement to, or replacement or novation of, that document;

(m)          if a word or phrase is defined, another grammatical form of that word or phrase has a corresponding meaning;

(n)           examples are descriptive only and not exhaustive;

(o)           a reference to “$” means the lawful dollar currency of Australia;

(p)           a provision must not be construed against a party merely because that party was responsible for preparing this agreement or that provision;

(q)           a reference to a body, other than a party to this agreement (including, but not limited to, an association, authority, corporation, body corporate or institution), whether statutory or not:

(1)           which ceases to exist;

(2)           which is reconstituted, renamed or replaced; or

(3)           whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which serves substantially the same purposes or has the same powers or functions; and

(r)                                    a document expressed to be “in the agreed terms” means a document in the form of the draft initialled for identification by or on behalf of the parties to this agreement.

1.3          Business Day

Where the day on or by which something must be done is not a Business Day, that thing must be done on or by the next Business Day.

2              Conditions precedent

2.1          Conditions precedent

This agreement (except this clause 2 and clauses 1 and 1 to 15 to 20) will be of no force or effect unless or until the following conditions precedent are satisfied:

(a)                                  the satisfaction or waiver of each condition precedent to (other than the execution of or the performance of any obligation under this agreement) each Transaction Document;

(b)                                 the New Constitution has been adopted by each Company;

(c)                                  the grant of all licences, consents and approvals required by Law in respect of the conduct of the Business on terms and conditions satisfactory to the parties;

(d)                                 the approval of the First Budget;

(e)                                  the approval of the First Business Plan; and

(f)                                    the parties agree the form of Sub-Distributor Agreement for the distribution of Luxemburg funds,

unless the parties otherwise agree in writing.

2.2                               Reasonable endeavours

The parties shall use their reasonable endeavours to satisfy the conditions precedent set out in clause 2.1 (unless they have been waived by written agreement between the parties) on or before 31 January 2001.

2.3                               Termination prior to satisfaction

A party may immediately terminate this agreement by written notice to the other parties if:

(a)                                  any of the conditions precedent set out in clause 2.1 (not having been waived by the parties) are not satisfied on or before 30 June 2001; or

(b)                                 prior to satisfaction of all the conditions precedent set out in clause 2.1:

(1)           an Insolvency Event occurs in respect of a party;

(2)           there occurs:

(A)                              an event;

(B)                                the introduction into the relevant legislature of a proposed Law or the proposal or making of any new Law;

(C)                                the adoption by a Governmental Agency or Regulator of a policy; or

(D)                               the official announcement on behalf of the relevant legislature or a Governmental Agency or Regulator that a Law will be introduced or policy adopted in the future,

which in the reasonable opinion of that party has or is likely to have a material adverse effect on the actual or likely future financial or trading position of that party or the Joint Venture Group.

3              Capital contributions

3.1          Subscription by ACMCD and AXA APH

(a)           ACMCD will subscribe for:

(1)                                  4,750,000 Aus Co Shares at a subscription price of $1 per Aus Co Share (being a total subscription price of $4,750,000); and

(2)                                  2,000,000 NZ Co Shares at a subscription price of NZ$1 per NZ Co Share (being a total subscription price of NZ$2,000,000).

(b)           AXA APH will subscribe for:

(1)                                  4,750,000 Aus Co Shares at a subscription price of $1 per Aus Co Share (being a total subscription price of $4,750,000); and

(2)                                  2,000,000 NZ Co Shares at a subscription price of NZ$1 per NZ Co Share (being a total subscription price of NZ$2,000,000).

3.2          Change of name

(a)                                  ACM agrees that it will change its name on or prior to the Completion Date to a name which may include the words “Alliance Capital Management” but is not identical to the name of the Companies.

(b)                                 If ACMCD ceases to hold any Shares in the Companies, the other parties will promptly procure that the names of the Companies are changed to names which do not include the words “Alliance Capital Management”. The other parties acknowledge that all right, title and interest in and to the name “Alliance Capital Management” belongs to ACMCD or its Group and nothing in this agreement or the other Transaction Documents creates any proprietary right or interest of the other parties to that name.

3.3          Completion

(a)                                  Completion of the subscription and issue of the Shares subscribed for under clause 3.1 will occur on the Completion Date.

(b)                                 On the Completion Date:

(1)                                  ACMCD must pay to Aus Co and NZ Co $4,750,000 and NZ$2,000,000 respectively in respect of the Shares subscribed for under clause 3.1(a) and, subject to receipt of the total subscription price, Aus Co must issue 4,750,000 Aus Co Shares and NZ Co must issue 2,000,000 NZ Co Shares to ACMCD;

(2)                                  AXA APH must pay to Aus Co and NZ Co $4,750,000 and NZ$2,000,000 respectively in respect of the Shares subscribed for under clause 3.1(b) and, subject to receipt of the total subscription price, Aus Co must issue 4,750,000 Aus Co Shares and NZ Co must issue 2,000,000 NZ Co Shares to AXA APH;

(3)                                  the name of Aus Co must be changed to Alliance Capital Management Australia Limited and the name of NZ Co must be changed to Alliance Capital Management New Zealand Limited;

(4)                                  ACM and Aus Co will enter into the ACM Delegation Agreement;

(5)                                  ACM, NMFM, NMFM New Zealand and the Companies will enter into the Fees Deed;

(6)                                  NMFM and Aus Co will enter into the NMFM Delegation Agreement;

(7)                                  NMFM New Zealand and NZ Co will enter into the NMFM New Zealand Delegation Agreement; and

(8)                                  certain members of the AXA APH Group and certain members of the Alliance Group will enter into the Sub-Distributor Agreements.

3.4          Shares to rank equally

(a)                                  The Shares in each Company will rank equally in all respects except as provided otherwise in this agreement or the relevant Constitution.

(b)                                 Unless otherwise agreed in writing between the parties, at all times Shares in each Company will be held by ACMCD and AXA APH in equal proportions. It is the intention of ACMCD and AXA APH that the Shares in each Company be dealt with as if they were shares in one company. ACMCD and AXA APH agree that Aus Co Shares and NZ Co Shares are stapled and must not be dealt with separately.

3.5          Constitution

(a)                                  The rights and liabilities of the Shareholders under each Constitution will be subject to their rights and liabilities under this agreement.

(b)                                 Each of the parties acknowledges and agrees that the New Constitutions will be in a form consistent with the provisions of this agreement but to the extent of any inconsistency this agreement will prevail.

3.6          Security Interests

(a)                                  A Shareholder must not grant, create or permit to exist any Security Interest in respect of any Shares (including a Security Interest over any legal or beneficial interest in or any rights of any Shares) without having obtained the prior written approval of all other Shareholders.

(b)                                 A Shareholder may, among other things, refuse to give its approval under clause 3.6((a)) if the person in whose favour the Security Interest is proposed to be granted, created or permitted to exist does not acknowledge and agree (in a form reasonably satisfactory to that Shareholder) that the Security Interest is subject to the terms and conditions of this agreement including, without limitation, the restrictions on Disposal set out in clause 10.

4              Appointments

4.1          Boards of Joint Venture Group

The provisions in clauses 4 to 10 (inclusive) of this agreement apply to each of:

(a)           Aus Co; and

(b)           NZ Co.

4.2          Composition of the Board

(a)           Each of ACMCD and AXA APH is entitled while and for so long as it holds any Shares to:

(1)                                  appoint up to 3 Directors; and

(2)                                  remove and replace any Director appointed by it,

by written notice to the other parties.

(b)                                 Each of ACMCD and AXA APH must ensure that each Director appointed by it is a person with suitable qualifications, experience and expertise to fulfil the position of Director of the Company.

(c)                                  Each of ACMCD and AXA APH will be responsible for and hold harmless the other parties against any claim for unfair or wrongful dismissal arising out of the removal of a Director appointed by it.

(d)                                 An alternate Director may be appointed and removed or replaced in accordance with the relevant Constitution.

(e)                                  Until such time as AXA Ceases to Control either:

(1)           ACMCD or any transferee of the ACMCD Shares; or

(2)           AXA APH or any transferee of the AXA APH Shares,

ACMCD and AXA APH will request AXA to nominate one person for appointment as Director. ACMCD and AXA APH will together procure the appointment of such person as a Director.

(f)            Upon AXA Ceasing to Control either:

(1)           ACMCD or any transferee of the ACMCD Shares; or

(2)           AXA APH or any transferee of the AXA APH Shares,

any person nominated by AXA and appointed to act as a Director will become ineligible to act as a Director (and the New Constitutions will so provide) and the Shareholders will together as soon as reasonably practicable procure the retirement or removal of that person as a Director.

4.3          Chair

ACMCD may from time to time elect one of the Directors to the office of chairman of Directors and determine the period for which that Director is to be chairman of Directors.

4.4          Secretary

(a)           The Board may appoint and remove and replace a Secretary.

(b)                                 The parties contemplate that the Secretary will be responsible for, among other things, the preparation and circulation of agenda and notices of meetings of the Board and Shareholders.

5              Board activities

5.1          Meetings

(a)                                  The Board must meet together for the dispatch of business at such times as are required for the proper conduct of the business and affairs of the relevant Company but, in any event, not less frequently than once every quarter. For the purposes of this agreement, attendance at meetings may be by way of telephone or videoconference participation and the parties agree that the New Constitutions shall provide accordingly.

(b)                                 No business may be conducted at a meeting of the Board unless:

(1)           notice of such business has been given in accordance with clause 5.4;

(2)           notice of such business has been given to each Director by the Secretary or a Director; or

(3)           all of the Directors otherwise agree.

5.2          Voting at meetings

(a)                                  The Directors appointed by ACMCD and AXA APH will each have 1 vote on any resolution which requires approval provided that the Directors appointed by ACMCD present at the meeting (whether in person or by telephone or videoconference) will be entitled to exercise a majority of votes on any resolution (including, for the avoidance of doubt, a resolution for the appointment of chief executive officer of the relevant Company) except a resolution which requires approval in accordance with clause 7.3.

(b)                                 The Director (if any) appointed by AXA will have 1 vote on any resolution which requires approval in accordance with clause 7.4 but in no other circumstances.

(c)                                  The Chairman will not have a casting vote.

(d)                                 If AXA Ceases to Control either:

(1)           ACMCD or any transferee of the ACMCD Shares; or

(2)           AXA APH or any transferee of the AXA APH Shares,

the Director (if any) appointed by AXA will no longer have a vote on any resolution including a resolution which requires approval in accordance with clause 7.4.

5.3          Quorum

(a)                                  No business may be conducted at a meeting of the Board unless a quorum is present.

(b)                                 Subject to clause 5.3(d), a quorum for a meeting of the Board (or a particular resolution) comprises any two Directors, one of whom has been appointed by ACMCD and one of whom has been appointed by AXA APH, or their properly appointed alternates.

(c)                                  A meeting of the Board must be convened for the same place and time on the same day in the following week if a quorum is not present within one hour after the time for which a meeting was convened.

(d)                                 Any Director (or that Director’s properly appointed alternate) in attendance at a meeting convened in accordance with clause 5.3(c) comprises a quorum at such meeting.

5.4          Notice of meetings

The parties must ensure that each Director is given at least 5 Business Days notice of a meeting of the Board with such notice being accompanied by all board papers and other information relevant to the meeting unless all the Directors agree otherwise.

6              Business plans, budgets and reporting

6.1          Business Plan

Each Company must update the Business Plan including the First Business Plan, and provide the updated Business Plan to each Shareholder and Director 40 Business Days before the start of each Accounting Period for approval by the Board.

6.2          Budget

Each Company must prepare a Budget for each financial year and provide the Budget to each Shareholder and Director 40 Business Days before the start of each Accounting Period for approval by the Board.

6.3          Financial statements

(a)                                  Each Company must maintain, in accordance with the Accounting Standards, proper, usual and up-to-date financial and accounting records in relation to the assets, profits and losses, cash flow, business and affairs of the Company.

(b)                                 Each Company must ensure that the Auditors prepare the Audited Accounts for each Accounting Period within 3 months after the end of that Accounting Period.

(c)                                  Each Company must ensure that Audited Accounts for each Accounting Period are provided to each Shareholder and Director and laid before the Company in general meeting within 4 months after the end of that Accounting Period.

(d)                                 Each Company must produce Management Accounts for each month of an Accounting Period and provide the Management Accounts to each Shareholder and Director within 45 days after the end of that month.

6.4          Auditor

Each Company must appoint an Auditor.  The appointment of the Auditor must be approved by two Directors, one of whom has been appointed by ACMCD and one of whom has been appointed by AXA APH.

6.5          Access to documents

Subject to clause 15 and the provision of reasonable notice to the Secretary, each of the parties and their respective nominees (including, at that party’s cost, its internal auditor and/or an independent auditor) is entitled during normal business hours and other times which are reasonable in the circumstances to:

(a)           enter any premises which are occupied by each Company;

(b)           inspect any property or assets of each Company;

(c)           have access to and inspect the board papers, books, records, accounts and documents of each Company and to take copies at their own expense;

(d)           perform (at that party’s cost) an audit of each Company; and

(e)           ask questions in relation to the affairs, finances and accounts of each Company of:

(1)           any Director;

(2)           any Shareholder;

(3)           any employee of the Company;

(4)           any professional adviser of the Company in that capacity; and

(5)           the Auditors,

but not so as to unreasonably interfere with or disrupt the business operations of the Companies.

Subject to clause 15, each of AXA APH and ACMCD and their respective nominees (including, at AXA APH or ACMCD’s cost, as the case may be, its internal auditor and/or an independent auditor) is entitled (at their own expense) to be provided with copies of any information in the possession or under the control of the other party or its Group as may be reasonably required for the purposes of:

(a)                                  verifying any financial calculations under this agreement or the Fees Deed; or

(b)                                 verifying that all of the obligations under clause 9 of this agreement of the other party or its Group which directly affect such financial calculations have been met in accordance with their terms, but not:

(a)                                  so as to unreasonably interfere with or disrupt the business operations of the other party or its Group; or

(b)                                 to the extent that the provision of such information is restricted or prohibited by any Law or would result in the contravention of any duty of confidentiality or contractual obligation binding on the other party or its Group.

7              Management

7.1          Delegation of powers

The Board may (subject to clause 5.2((a)) in its discretion delegate the powers of management to the chief executive officer of the relevant Company in accordance with the service agreement between the Company and the chief executive officer or written directions from the Board from time to time.

7.2          Dividend policy

(a)                                  Subject to clause 7.2(b), each Company must and each party must do all things within its power to procure that the Company distributes 100% of the net profit after tax (after providing for the regulatory capital and other funding requirements of the Company as specified in the Budget and the Business Plan) as a dividend payable to the Shareholders equally in respect of each Share.

(b)                                 Neither Company is required to distribute the net profit after tax under clause 7.2(a):

(1)           to the extent that such dividend is prohibited under:

(A)          Law; or

(B)           a restriction imposed by any Governmental Agency or Regulator; or

(2)                                  as otherwise permitted by resolution or written consent or direction made or given in accordance with clause 7.3.

7.3          Matters requiring joint consent

Subject to clauses 7.4 and 7.5, neither Company must do or omit to do any of the following without a resolution approved by at least one Director appointed by ACMCD and one Director appointed by AXA APH:

(a)                                  acquire or dispose of any Securities in any Controlled Entity;

(b)                                 declare or pay any dividend otherwise than in accordance with clause 7.2;

(c)                                  incur any:

(1)                                  liability in respect of any interest bearing borrowings or debt or other financial accommodation exceeding $5,000,000; or

(2)                                  liability in respect of the provision, or agreement for the provision, of any guarantees, indemnities or similar obligations by any person otherwise than in the ordinary course of the Business;

(d)                                 enter into any Related Party Transaction (other than any delegation under clause 7.5);

(e)                                  approve the Budget;

(f)                                    approve the Business Plan;

(g)                                 approve an increase in the number of Directors which the parties are in total entitled to appoint, remove and replace under clause 4;

(h)                                 approve the acquisition of an Acquired Business;

(i)                                     approve the issue of Shares to the Shareholders on a pro rata basis to fund the acquisition of an Acquired Business;

(j)                                     amend or propose a resolution for an amendment to the Constitution;

(k)                                  propose or take any step in the voluntary winding up of the Company; or

(l)                                     change the share capital of the Company including, without limitation, any:

(1)                                  issue, grant or creation of any Securities or issue, grant, creation or entry into of any options, warrants, offers or agreements or other rights in respect of any Securities except as provided in this agreement;

(2)                                  reduction of capital;

(3)                                  buy back of any Share;

(4)                                  consolidation or subdivision of any Share; or

(5)                                  call on any unpaid share capital.

7.4          Deadlock resolution

Either Company may do or omit to do any of the actions described in clause 7.3(a) to (i) if approved by resolution or the written consent or direction of all of the Directors appointed by either ACMCD or AXA APH and by a Director appointed from time to time by AXA.

7.5          Sub-delegation

(a)                                  AXA APH acknowledges and agrees that the Companies will sub-delegate their investment management functions with respect to all asset classes (other than Australian or New Zealand Securities) to the members of the Alliance Group which have appropriate expertise, capacity and proven capability to manage the asset class or classes concerned. However, such sub-delegation will not relate to Australian or New Zealand Securities without the prior written agreement of NMFM.

(b)                                 AXA APH acknowledges and agrees that the sub-delegation by the Companies of their investment management functions to the members of the Alliance Group during the term of this agreement may require the approval of the New York Insurance Authority (or any successor body) which may or may not be forthcoming. The Companies and the members of the Alliance Group  will have no liability to AXA APH or its Controlled Entities if such approval is not forthcoming for any reason.

(c)                                  ACMCD or any member of the Alliance Group to which a Company makes a sub-delegation may not further delegate an investment management function to investment managers who are not a member of the Alliance Group unless a member of the AXA APH Group approves such further delegation in writing.

(d)                                 Where at the Completion Date there are existing sub-delegations by ACM, National Mutual Funds Management (Global) Limited, NMFM or NMFM NZ (whether or not to a Related Body Corporate) the parties agree that these sub-delegations may be maintained and all fees payable under them will continue to be paid by ACM, National Mutual Funds Management (Global) Limited, NMFM or NMFM NZ as the case may be.  These payments may be made either directly or through the relevant Company.  This clause is subject to clause 12 of the Fees Deed.

7.6          Offshore Funds

ACMCD agrees to procure that where any of the funds or portfolios managed by it or its Group are required by their investment objectives or guidelines to invest 65% or more of the value of assets under management of the relevant fund or portfolio in the Region, the investment management of the relevant fund or portfolio is assigned, delegated or sub–delegated (as ACMCD deems appropriate) to the most appropriate of the Companies. The terms of such assignment, delegation or sub–delegation must provide for the relevant Company to be entitled to be paid at least 70% of the fees actually received in respect of the relevant assets. If the consent of the client to such assignment, delegation or sub-delegation cannot be obtained, the parties will enter into arrangements of equivalent financial effect (such as the payment of a research fee of the same amount).

7.7          Distribution of Alliance Capital Mutual Funds

For the duration of this agreement, ACMCD agrees to procure that the members of the AXA APH Group nominated by AXA APH will be appointed as sub-distributors of any mutual fund products offered by the Alliance Group to Retail Investors in the Region on the terms of the Sub-Distributor Agreements. This will be a non-exclusive appointment.

7.8          Payment of Fees

For the duration of this agreement, ACMCD will procure the payment of fees to AXA APH in respect of all mutual fund products offered by the Alliance Group in the Region:

(a)                                  sold by the members of the AXA APH Group nominated by AXA APH to investors in the Region; or

(b)                                 sold by any other distributor to investors in the Region and in respect of which the members of the AXA APH Group have provided such assistance as may be reasonably required by the Alliance Group or the global distributor of such products for the sale of such products in the Region.

7.9          Fee Scales

The fees payable to the members of the AXA APH Group under clause 7.8((a)) will be calculated at rates commensurate with the rates paid to other distributors of the relevant products. The fees payable to the members of the AXA APH Group under clause 7.8((b)) will be that number of bp of the actual amount of the sales of such products in the Region as ACMCD and AXA APH agree acting reasonably.  AXA APH and ACMCD acknowledge that their expectation is that the fee will be approximately 15 bp.

7.10        Termination of Delegation Agreements

(a)                                  The Companies may not terminate the NMFM Delegation Agreement or the NMFM New Zealand Delegation Agreement without the prior consent in writing of AXA APH.

(b)                                 Aus Co may not terminate the ACM Delegation Agreement without the prior consent in writing of ACMCD.

8              Meetings of shareholders

8.1          Quorum

(a)                                  No business may be conducted at a meeting of the Shareholders unless a quorum is present.

(b)                                 Subject to clause 8.1(d), a quorum for a meeting of the Shareholders comprises all Shareholders (in person or by proxy or by representative).

(c)                                  A meeting of the Shareholders must be convened for the same place and time on the same day in the following week if a quorum is not present within one hour after the time for which a meeting was convened.

(d)                                 The Shareholders in attendance (in person or by proxy or by representative) at a meeting convened in accordance with clause 8.1(c) comprise a quorum at such meeting if all Shareholders are not present (in person or by proxy or by representative) within one hour after the time for which the meeting was convened.

8.2          Notice of meetings

The parties must ensure that each Shareholder is given at least 21 days notice of a meeting of the Shareholders with such notice being accompanied by all information relevant to the meeting unless all the Shareholders agree otherwise.

9              Exclusivity

9.1          Exclusivity for the Company

(a)                                  Each of AXA APH and ACMCD undertake to each other and to each of the Companies to procure that save as provided in the remainder of this clause 9, the Companies shall be the vehicles through which they conduct their asset management activities in the Region.

(b)                                 AXA APH acknowledges and agrees that there will be circumstances, as provided in the remainder of this clause 9, in which assets belonging to Australian or New Zealand investors are managed outside the Region by a member of the Alliance Group.

9.2          AXA APH Undertakings

AXA APH undertakes to ACMCD and to each of the Companies that it and each member of the AXA APH Group will do or procure the following:

(a)                                  the AXA APH Group will not establish, acquire or otherwise be interested in any undertaking in the Region (other than portfolio investments in the ordinary course or as the holder of not more than 15% of the issued shares of any company listed on a stock exchange) the principal business of which is to undertake asset management activities;

(b)                                 the AXA APH Group will not market any asset management activities to or undertake such activities for any Institutional Investor in the Region independently of the Companies;

(c)                                  the AXA APH Group will not distribute any single manager product, branded AXA or branded with any of AXA APH’s own brands, in the Region for Retail Investors which is not managed by either of the Companies or by a third party as the delegate of either of the Companies (subject to the Companies or the third party having appropriate expertise capacity and proven capability to manage the asset class or classes concerned); and

(d)                                 the AXA APH Group will ensure that the investment management services in connection with all products offered to Retail Investors and all investment assets of the statutory funds of the AXA APH Group are carried out exclusively by the Companies (subject to the Companies having appropriate expertise capacity and proven capability to manage the asset class or classes concerned) subject to:

(1)                                  obtaining consent to the sub-delegation from those clients whose consent is required, which consent the AXA APH Group will use all reasonable endeavours to obtain; and

(2)                                  the multi-manager products of the AXA APH Group for Retail Investors for which it is agreed that the relevant Company shall be included in the list of managers for such products (subject to the relevant Company having appropriate expertise capacity and proven capability to manage the asset class or classes concerned).

9.3          ACMCD Undertakings

ACMCD undertakes to AXA APH and each of the Companies that it and each member of the Alliance Group will do or procure the following:

(a)                                  the Alliance Group will not establish, acquire or otherwise be interested in any undertaking in the Region (other than portfolio investments in the ordinary course or as the holder of not more than 15% of the issued shares of any company listed on a stock exchange) the principal business of which is to undertake asset management activities;

(b)                                 subject to clause 9.5(b), the Alliance Group will not actively market in the Region its asset management activities (which includes but is not limited to products other than funds of the type referred to in the proviso to clause 9.3(c)) to any Institutional Investor in the Region provided however that nothing shall prevent the Alliance Group from accepting a mandate from an Institutional Investor (whether as an investor in a mutual fund or as a segregated account) that has not been actively solicited by it.  To the extent that the investment objectives or guidelines of the relevant mandate requires 65 per cent or more of the value of assets under management of the portfolio to be invested in Australian or New Zealand securities, such mandate will be delegated by the relevant member of the Alliance Group to the relevant Company as appropriate or sub-delegated by the relevant Company as the parties shall determine in accordance with the requirements of the relevant client and the terms of the ACM Delegation Agreement;

(c)                                  the Alliance Group will not establish or operate any business or arrangement for the public distribution or administration (including unit holder settlements) of funds to or for Retail Investors in the Region provided however, that nothing shall prevent the Alliance Group from arranging for the distribution and marketing of its funds established under the laws of a jurisdiction outside the Region to Retail Investors and Institutional Investors in the Region pursuant to its distribution arrangements with AXA APH or with third parties in accordance with clauses 7.7 and 7.8:

Nothing in this clause 9.3((c)) prevents the Alliance Group from establishing, sponsoring or otherwise being interested in mutual funds or investment portfolios of any kind established under the laws of a jurisdiction outside the Region and managed outside the Region and which invest in securities or other assets located in the Region.  Where 65 per cent or more of the value of assets under management of the relevant fund or portfolio is required by its investment objectives or guidelines to be invested in assets located in the Region, the second sentence in clause 9.3((b)) will apply;

(d)                                 the Alliance Group will not establish or operate any business or arrangement in the Region for the management in the Region of property vehicles (including listed property trusts) which invest directly in real property (“Direct Property Vehicles”) provided however that nothing shall prevent the Alliance Group establishing, sponsoring or managing real estate investment vehicles outside the Region which hold and trade in the securities of property companies (wherever such property companies may be domiciled) (“Indirect Property Vehicles”); and

(e)                                  the Alliance Group will not establish or operate any business in the Region which engages in residential or commercial lending in the Region.

9.4          Companies’ Undertakings

Save to the extent required by law or any regulatory authority, each Company undertakes to ACMCD and to AXA APH not to engage or otherwise arrange or be involved in:

(a)                                  the public distribution or administration (including unit holder settlements) of any products in the Region for Retail Investors; or

(b)                                 the management in the Region of Direct Property Vehicles provided however that nothing shall prevent the Company establishing, sponsoring and managing Indirect Property Vehicles in the Region; or

(c)                                  residential or commercial lending in the Region; or

(d)                                 the trading or management of real property in the Region.

9.5          Other Activities

Nothing in this agreement will, or is intended to, prevent:

(a)           the AXA APH Group from conducting any business which:

(1)           is not expressly limited or prohibited by clause 9.2;

(2)           is listed in clause 9.4((a)) to 9.4((d));

(3)           is the management of multi-manager products offered by members of the AXA APH Group;

(4)                                  involves the creation, management or distribution of private debt, private equity or structured finance products in the Region or elsewhere which the Joint Venture Group is unable or unwilling to undertake; or

(5)                                  each of the relevant Companies and a Director appointed by ACMCD consents to in its absolute discretion.

(b)           the Alliance Group from conducting any business which:

(1)                                  is not expressly limited or prohibited by clause 9.3; or

(2)                                  involves the creation, management or distribution by way of private placement (as that term is understood in the US) to eligible investors of private debt, private equity or structured finance products or portfolios in the Region or elsewhere;

(c)           the Companies from conducting any business which is not expressly limited or prohibited by clause 9.4.

9.6          Duration of Undertakings

The undertakings in this clause 9 will apply:

(a)           to ACMCD for so long as a member of the Alliance Group has a holding of Shares; and

(b)           to AXA APH for so long as a member of the AXA APH Group has a holding of Shares.

9.7          Limitation

(a)                                  The parties acknowledge that neither AXA APH nor ACMCD will have any obligation under clause 9 to do or procure any action by (in the case of AXA APH) a member of the AXA APH Group or (in the case of ACMCD) a member of the Alliance Group where compliance will cause a member of the AXA APH Group or a member of the Alliance Group to breach any law, regulation or directive from a Governmental Agency, provided that where the breach relates to the proper discharge by an officer of the AXA APH Group of any fiduciary obligation or duty or the proper discharge of any equivalent responsibility by a member of the AXA APH Group:

(1)                                  until the end of the third anniversary of the date of this agreement, a Removed Assets Notice; and

(2)                                  after the third anniversary of the date of this agreement a notice specifying that this clause applies and the class or classes of assets concerned,

must also be given to ACMCD.

(b)                                 The parties acknowledge that nothing in this agreement will prevent AXA APH or members of the AXA APH Group from using investment management services provided by persons other than the Companies following the giving of a Removed Assets Notice in respect of Removed Assets provided that AXA APH will pay the Compensation Amount in accordance with clause 9.10 to the Companies if the Minor Appointment Percentage is 7.5 or above when calculated in accordance with the following formula:

Minor Appointment Percentage =  x 100

where:

R is equal to:

(1)                                  where there has only been one Removed Assets Notice - the annual fees that are or would have been payable under the Fees Deed by AXA APH to the Companies  for the investment management of the Removed Assets as at the end of the last quarter before the giving of the Removed Assets Notice; and

(2)                                  where there has been more than one Removed Assets Notice - the aggregate of the annual fees relating to the investment of the Removed Assets for all such notices determined in accordance with R(1) above;

E is equal to:

(3)                                  where there has only been one Removed Assets Notice - the aggregate of:

(A)                              the annual fees that are or would have been payable under the Fees Deed by AXA APH to the Companies or their delegates for the investment management of all of the assets referable to the AXA APH Group (including, without limitation, assets of unit trusts managed by AXA APH Group) as at the end of the last quarter before the giving of the Removed Assets Notice; and

(B)                                fees calculated under R(1) above.

(4)                                  where there has been more than one Removed Assets Notice - the aggregate of the annual fees determined in accordance with (3)(A) above and the fees calculated under R(2).

(c)           From the third anniversary of the Completion Date, AXA APH may give a Material Appointment Notice. AXA APH may give more than one Material Appointment Notice.

(d)                                 From the date which is one month after the date of the Material Appointment Notice, the restrictions in clause 9 will cease to apply to the parties to this agreement in respect of the asset classes specified in the Material Appointment Notice.  On the giving of a Material Appointment Notice, AXA APH shall be deemed to have served a notice on each Company of a Trigger Event, and the provisions of clause 13 shall apply.

9.8                               Acquisition of financial services company

(a)                                  If a member of the AXA APH Group or a member of the Alliance Group (“Acquirer”) agrees to acquire a company or business with an interest in asset management activities in the Region, the Acquirer must within 30 days of such agreement give notice to the Companies offering such asset management activities in the Region (“Acquired Business”) for sale to the relevant Company for fair value (as agreed between ACMCD and AXA APH or, failing such agreement within 20 Business Days of such notice, as calculated by a Valuer as fair value in accordance with clause 13.3) but, in addition, requiring the Valuer to take into account any taxation obligations of the Vendor of the Acquired Business and other payments to third parties arising from the sale of the Acquired Business and to determine an amount to so compensate the Vendor) and otherwise on reasonable arm’s length terms and conditions (including, but not limited to, terms and conditions relating to shareholders’ and regulatory approvals).

(b)                                 Within 40 Business Days of receipt of a notice under clause 9.8((a)) or (if fair value is calculated by a Valuer under clause 13.3) within 20 Business Days of the date of receipt of the valuation prepared by the Valuer, the relevant Company must give notice to the Acquirer stating whether the relevant Company wishes to acquire the Acquired Business for fair value and on the other terms of the offer.

(c)                                  If the relevant Company fails to give a notice under clause 9.8((a)), or gives notice that it does not wish to acquire the Acquired Business, or the acquisition of the Acquired Business is not completed within 4 months of the notice given under clause 9.8((a)) then the Acquirer may give notice to the parties that the undertakings given by it under this clause 9 will not apply to the Acquired Business.

(d)                                 If the relevant Company gives a notice that it does wish to acquire the Acquired Business, then the parties undertake to use their reasonable efforts to complete the sale within 4 months of the date of the notice. If the sale is not completed within 4 months, the parties will not be bound to complete the sale and will have no further liability to each other in relation thereto (save for any failure to use their reasonable efforts as aforesaid).

(e)                                  The Shareholders agree to subscribe for the Shares approved by the Board under clause 7.3(i).

9.9          Existing sub-delegations

This clause has been intentionally deleted.

9.10        Compensation agreements

(a)                                  Until the end of the third anniversary of the date of this agreement, AXA APH will pay on a quarterly basis within 30 days of the end of the quarter to the Companies an amount calculated in accordance with the following formula:

(F1 - F2) - (F1 x 0.075)

where:

F1                                     means the fees for the relevant quarter that would have been payable under the Fees Deed by AXA APH to the Companies arising from the investment management of all of the assets referable to the AXA APH Group (including assets of unit trusts managed by the AXA APH Group) and managed by the Companies, including the Removed Assets; and

F2                                     means the fees for the relevant quarter that were actually payable under the Fees Deed by AXA APH to the Companies arising from the investment management of all of the assets referable to the AXA APH Group (including assets of unit trusts managed by the AXA APH Group) but excluding the Removed Assets.

(b)                                 After the third anniversary of the date of this agreement, ACMCD and the Companies are entitled (subject to clause 9.10((c))) to pursue any remedies against AXA APH available at law to compensate for any loss or damage suffered or incurred as a result of any breach of clause 9.7((b)) if the Minor Appointment Percentage is at any time 7.5 or above including, without limitation, actions for damages and/or injunctive relief.

(c)                                  AXA APH will have no liability under clause 9.10((b)) to the extent the breach relates to a member of the AXA APH Group using investment services provided by persons other than the Companies due to the proper discharge by an officer of the AXA APH Group of any fiduciary obligation or duty or the proper discharge of any equivalent responsibility by a member of the AXA APH Group.

10           Transfers of shares - general

10.1        General prohibition

A Shareholder must not Dispose of, or purport to Dispose of, and neither Company must give effect to a Disposal of, any Shares unless:

(a)                                  the prior written consent of the other Shareholder has been obtained (which consent may be withheld in the absolute discretion of the other Shareholder);

(b)                                 the Disposal is:

(1)           of all of a Shareholders’ Shares; and

(2)                                  in favour of a Controlled Entity of the Latest Core Shareholder or a body corporate which has the same Holding Company as the Latest Core Shareholder (a “Related Entity”); or

(c)                                  the Disposal is in accordance with clauses 11 to 13.

10.2        Transfer to Latest Core Shareholder

A Disposal under clause 10.1((b)) is on the basis that if the transferee ceases to be a Related Entity of the Latest Core Shareholder, that transferee must transfer all of the Shares it holds to the Latest Core Shareholder or to another Related Entity of the Latest Core Shareholder.

10.3        Approval of transfer

Where a transfer of Shares is in conformity with this agreement, each party must take any steps which for the time being are within its power and are necessary to procure that any approval required under the relevant Constitution for the transfer is given and that the Directors register the transfer.

11           Transfers of shares - pre-emptive rights

11.1        Right to transfer

At any time after 3 years from the Completion Date, each Shareholder may transfer all (but not less than all) of the Shares held by it to a third party in accordance with this clause 11 if the third party can demonstrate adequate financial, technical and any other capacities reasonably required to be able to perform the rights and obligations under this agreement and all other agreements which would be incumbent upon them if the transfer were to go ahead.

11.2        Transfer Notice

A Proposing Transferor must give a Transfer Notice to each Company and the other Shareholder.

11.3        Non-revocation

A Transfer Notice may not be revoked without the prior consent of the Offeree and will by force of this agreement constitute an unconditional and irrevocable offer by the Proposing Transferor to sell the Sale Shares to the Offeree on the Nominated Terms and in accordance with this clause 11.

11.4        Acceptance Notice

An Offeree may give an Acceptance Notice to the Proposing Transferor at any time during the Acceptance Period.

11.5        Completion

(a)                                  Completion of a sale which is the subject of an Acceptance Notice given to the Proposing Transferor during the Acceptance Period must take place at a time and place to be agreed by the Proposing Transferor and the Offeree or, failing agreement, at 10 am at the registered office of the Company on the Business Day being 10 Business Days after the date that the Acceptance Notice was given to the Proposing Transferor.

(b)           Subject to any relevant Nominated Terms, at completion:

(1)                                  the Offeree must pay to the Proposing Transferor any cash consideration specified in the Nominated Terms for the Sale Shares by bank cheque; and

(2)                                  the Proposing Transferor must deliver to the Offeree:

(A)                              a share transfer form for the transfer of the Sale Shares to the Offeree (or its nominee) duly executed by the Proposing Transferor;

(B)                                the certificate (if any) relating to the Sale Shares;

(C)                                any resignations or notices of removal of and releases of all obligations of the Company to each of the Directors of the Company appointed by the Proposing Transferor;

(c)                                  Any transfer of Sale Shares by the Proposing Transferor to the Offeree shall be a transfer of the legal and beneficial interest together with all rights attaching to the Sale Shares free and clear from all claims and Security Interests.

11.6        Remaining Shares

(a)                                  Subject to clause 12, if no Acceptance Notice is given to the Proposing Transferor during the Acceptance Period, the Proposing Transferor may, at any time within 30 Business Days after the expiry of the Acceptance Period, sell and transfer the Sale Shares to the Proposed Transferee specified in the Transfer Notice on the Nominated Terms.

(b)                                 If the Proposing Transferor fails to sell and transfer the Sale Shares within the period specified in clause 11.6((a)), the Proposing Transferor loses its entitlement to do so without first complying with this clause 11 again.

12           Tag-along Right

12.1        Tag-Along Notice

Where the Offeree has not exercised its pre-emptive right under clause 11, the Offeree may within the Acceptance Period give a Tag Along Notice to the Proposing Transferor and the Proposed Transferee that it requires the Proposed Transferee to purchase all of the Shares held by the Offeree on the same Nominated Terms.

12.2        No Transfer

If the Offeree gives a Tag Along Notice under clause 12.1 the Proposing Transferor must not transfer its Shares to the Proposed Transferee and must not permit the Company to register any such transfer, unless the Proposed Transferee purchases the Shares the subject of the Tag Along Notice at the same time as the Proposing Transferor’s Shares on the same Nominated Terms.

12.3        Transfer to Proposed Transferee

If the Offeree does not exercise its pre-emptive right under clause 11 or its tag-along right under this clause within the Acceptance Period, the Proposing Transferor may within 30 Business Days after the expiry of the Acceptance Period, sell and transfer the Sale Shares to the Proposed Transferee specified in the Transfer Notice on the Nominated Terms.

13           Transfers of shares - required transfers

13.1        Notice of Trigger Event

(a)                                  Where a Trigger Event occurs, the Trigger Shareholder must immediately give notice in writing to each Company setting out full particulars of the Trigger Event.

(b)                                 Each Company must as soon as practicable after:

(1)                                  receiving a notice of a Trigger Event from a Trigger Shareholder; or

(2)                                  otherwise becoming aware of the occurrence of a Trigger Event in relation to a Trigger Shareholder,

give a notice in writing to the Non-Trigger Shareholder advising that a Trigger Event has occurred in relation to the Trigger Shareholder and:

(3)                                  if clause 13.1(b)(1) applies, attaching a copy of the notice received from the Trigger Shareholder; or

(4)                                  if clause 13.1(b)(2) applies, giving details (so far as they are known to the Company) of the Trigger Event.

13.2        Rights following a Trigger Event

Without limitation to its other rights:

(a)                                  the Non-Trigger Shareholder may:

(1)                                  at any time within 10 Business Days of receiving a notice from the Company under clause 13.1(b), give a notice in writing to the Company requiring that the Fair Value of the Trigger Shares be ascertained; and

(2)                                  at any time within 20 Business Days after the Fair Value is ascertained, terminate this agreement by written notice to the other parties; and

(b)                                 if no notice is given within the period specified in clause 13.2(a), the Non-Trigger Shareholder has no further rights under this clause 13.2 in relation to the Trigger Event the subject of the notice from the Company under clause 13.1(b).

13.3        Fair Value

(a)                                  If the Non-Trigger Shareholder requires in accordance with clause 13.2(a)(1) that the Fair Value of the Trigger Shares be ascertained and the Trigger Shareholder and the Non-Trigger Shareholder have not agreed the Fair Value within 20 Business Days the Company must appoint a Valuer within 10 Business Days to ascertain the Fair Value of the Trigger Shares as soon as practicable:

(1)                                  by first assessing the value of the Company as a whole and then allocating that value among the classes of issued securities in the Company; and

(2)                                  by having regard to any other basis considered appropriate including:

(A)                              the profit, strategic positioning, future prospects and undertaking of the Business;

(B)                                the amount which a person of repute and credibility would be prepared to pay for the Trigger Shares acting at arm’s length;

(C)                                any loss or damage suffered or incurred by the Company as a result of the Trigger Event;

(D)                               whether the transfer of the Trigger Shares to the Non-Trigger Shareholder would give control of the Company to the Non-Trigger Shareholder; and

(E)                                 the Accounting Standards.

(b)                                 The Fair Value of the Trigger Shares ascertained by a valuer appointed under this clause 13.3 and such valuation will be final and binding on all Shareholders.

(c)                                  A Valuer appointed to ascertain the Fair Value of the Trigger Shares under this clause 13.3 acts as expert and not as arbitrator.

(d)                                 Each Shareholder and the Company must provide all information and assistance reasonably requested by and may make submissions to any Valuer appointed to ascertain the Fair Value of the Trigger Shares under this clause 13.3.

(e)                                  The costs of the any Valuer appointed to ascertain the Fair Value of the Trigger Shares under this clause 13.3 must be borne by the Company and indemnified by the Trigger Shareholder.

13.4        Notice of Fair Value

(a)                                  As soon as practicable after the Fair Value of the Trigger Shares has been ascertained, the Company must give:

(1)                                  a notice in writing to the Non-Trigger Shareholder:

(A)                              advising it of the Fair Value of the Trigger Shares and that it is entitled by giving notice in writing to the Company within

20 Business Days of receiving the notice from the Company to purchase the Trigger Shares at the Fair Value; and

(B)                                if the Fair Value was ascertained by a Valuer appointed under clause 13.3, enclosing a copy of the valuation prepared by the Valuer; and

(2)                                  if the Fair Value was ascertained by a Valuer appointed under clause 13.3, a copy of the valuation prepared by the Valuer to the Trigger Shareholder.

(b)                                 The provisions of clause 11 shall apply to the Trigger Shares as if:

(1)                                  the notice under clause 13.4(a)(1) was a Transfer Notice given by the Trigger Shareholder as Proposing Transferor under clause 11.2;

(2)                                  a notice given in accordance with the request under clause 13.4(a)(1)(B) was an Acceptance Notice given by the Non-Trigger Shareholder as Proposing Transferor under clause 11.4; and

(3)                                  the Fair Value was the Nominated Terms,

and clause 11.6 does not operate.

14           New shareholders

Before:

(a)           either Company allots or issues; or

(b)           a Shareholder transfers,

any Share to any person (except to a party), each party and that person must enter into an Adherence Agreement.

15           Confidentiality and announcements

15.1        Prohibitions on use of Confidential Information

(a)                                  A party must not disclose any Confidential Information to any person except as permitted under clause 15.2.

(b)                                 A party must not use or attempt to use any Confidential Information in a manner which may damage in any way:

(1)                                  the Business;

(2)                                  the prospects of success of the Business;

(3)                                  the actual or likely future financial or trading position of the Joint Venture Group; or

(4)                                  the interests of a Shareholder in the Business or the Joint Venture Group including, without limitation, the value of the Shares.

15.2        Permitted disclosure

A party may disclose Confidential Information:

(a)                                  which pertains exclusively to that party;

(b)                                 to the extent that Confidential Information is within the public domain (except as a result of a breach of this clause 15);

(c)                                  to the extent that Confidential Information was within the possession of the party prior to receiving that Confidential Information (except as a result of a breach of this clause 15);

(d)                                 to the extent that Confidential Information was lawfully received by that party from a third party with the right to disclose the Confidential Information (except as a result of a breach of this clause 15);

(e)                                  to a Controlled Entity of the party;

(f)                                    to the extent the other parties have given written notice to that party of their consent to that disclosure;

(g)                                 to an employee of that party or a member of that party’s Group for the sole purpose of that person fulfilling their services to that party as an employee;

(h)                                 to an auditor for the sole purpose of that person fulfilling their services to that party as an auditor;

(i)                                     to a person for the sole purpose of that person advising or providing other services to that party in a professional capacity;

(j)                                     to the extent required by:

(1)                                  Law;

(2)                                  any Governmental Agency;

(3)                                  any Regulator; or

(4)                                  any applicable stock exchange on which the securities of the party or its Parent Entity are traded,

in which case the party must give such notice to the other parties as is reasonably practicable to give and is permitted by Law, the relevant Governmental Agency, the relevant Regulator and the rules of the applicable stock exchange; or

(k)                                  to enforce or conduct any claim or proceeding which arises in connection with this agreement or a policy of insurance, in which case, if that disclosure is made under clauses 15(e) to (i), that party:

(l)                                     must use its reasonable endeavours to ensure that the person to whom that disclosure is made does not disclose that Confidential Information to any person other than that party unless that disclosure falls within clause 15(a) to (k); and

(m)                               will be liable for any disclosure of that Confidential Information by the person to whom that disclosure is made to any person other than that party unless that disclosure falls within clause 15(a) to (k).

16           Representations and warranties

16.1        Representations and warranties

Each party represents and warrants to the other parties at the Completion Date that:

(a)                                  it is a corporation which is registered (or taken to be registered) and validly existing under the laws of its place of incorporation;

(b)           it has the corporate power to own its assets and to carry on its business as it is now being conducted;

(c)                                  it has taken all action which is necessary to authorise the execution of and performance of its obligations under this agreement;

(d)                                 it has the power, without the consent of any other person (subject, in the case of ACMCD and ACM to clause 7.5((b))), to enter into and perform its obligations under this agreement;

(e)                                  this agreement, when executed, will constitute legal, valid and binding obligations of it in accordance with its terms;

(f)                                    the execution of and performance of its obligations under this agreement comply with all applicable Laws and its constituent documents (if any) and do not result in any breach or default under any agreement or instrument to which it is a party;

(g)                                 it has obtained all necessary authorisations, permits, licences and registrations required in order to execute and perform its obligations under this agreement and such authorisations, permits, licences and registrations are in full force and effect; and

(h)                                 any broker’s fee or finder’s fee payable to any broker or intermediary engaged by that party with respect to the transactions contemplated by this agreement will be paid by that party and not by the Joint Venture Group.

16.2        Reliance

Each party acknowledges that the other parties are entering into this agreement in reliance on the representations and warranties made by it under clause 16.1.

16.3        Non limitation

Each representation and warranty under clause 16.1 is separate and independent and not limited by reference to any other representation or warranty or anything in this agreement.

16.4        Investigation

All right and powers of a party in connection with the representations and warranties made under clause 16.1 may be enforced or made whether or not, before entry into this agreement, that party knew or could have discovered (whether by any investigation made by or on behalf of that party) that any such representation or warranty has not been complied with or is otherwise untrue, incorrect or misleading.

16.5        Waiver of rights

Each party waives all rights which any of them may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice which is supplied or given by any of them or any of its employees, directors or other officers or Controlled Entities in enabling that party to give the representations and warranties made by it under clause 16.1.

16.6        Future events

If anything occurs or arises which results or may result in any of the representations and warranties made under clause16.1 by a party being unfulfilled, untrue, misleading or incorrect, the party must immediately give written notice of that thing to the other parties.

17           Term and termination

17.1        Termination

This agreement is intended to have indefinite operation and will only terminate:

(a)                                  under clauses 2.3 or 13;

(b)                                 when there is only one Shareholder; or

(c)                                  as agreed in writing between the parties.

17.2        Survival

Clauses 1, 15, 16 and 18 to 20 and the accrued rights and obligations of the parties survive termination of this agreement.

18           GST

18.1        GST pass on clause

If GST is or will be imposed on any supply made under this agreement, the supplier may, to the extent that the consideration otherwise provided for that supply under this agreement is not stated to already include an amount in respect of GST on the supply:

(a)                                  increase the consideration otherwise provided for that supply under this agreement by the amount of that GST; or

(b)                                 otherwise recover from the recipient the amount of that GST.

18.2        Tax Invoices/Adjustment Notes

The recovery of any amount in respect of GST by the supplier under this agreement on a supply is subject to the issuing of the relevant Tax Invoice or Adjustment Note to the recipient. Subject to any other provision of the agreement, the recipient must pay any amount in respect of GST within 7 days of the issuing  of the relevant Tax Invoice or Adjustment Note to the recipient.

18.3        Later adjustment to price or GST

If there is an adjustment event in relation to a supply which results in the amount of GST on a supply being different from the amount in respect of GST recovered by the supplier, as appropriate, the supplier:

(a)                                  may recover from the recipient the amount by which the amount of GST on the supply exceeds the amount recovered; and

(b)                                 must refund to the recipient the amount by which the amount recovered exceeds the amount of GST on the supply.

18.4        Cost reduction clause

The supplier must reduce the consideration provided for a supply under this agreement (excluding any amount in respect of GST on the supply) if the suppliers’ costs are reduced having regard alone to the direct and indirect impact of the New Tax System changes. Such reduction must be made in a manner consistent with Part VB of the Trade Practices Act 1974 (Cth) and any guidelines made under that Act, whether or not that Act and the guidelines would otherwise apply to the supplier.

19           Notices

19.1        How notices may be given

A notice, request, demand, consent or approval (each a notice) under this agreement:

(a)                                  must be in writing;

(b)                                 may be signed for the party giving it by the party’s authorised officer, attorney or solicitor;

(c)                                  may be delivered personally to the person to whom it is addressed, or left at or sent by prepaid post to the person’s address, or faxed to the person’s fax number, given below:

(1)	if to ACMCD:

	Address:	1345 Avenue of the Americas
New York
NY 10105
USA

	Fax:	0011 1 212 969 1334

	Attention:	General Counsel;

(2)	if to ACM:

	Address:	Level 29
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000

	Fax:	02 9247 9910

	Attention:	Company Secretary;

(3)	if to AXA APH:

	Address:	Level 15
447 Collins Street
Melbourne Vic 3000

	Fax:	(61 3) 9618 5298

	Attention:	Company Secretary;

(4)	if to NMFM:

	Address:	Level 15
447 Collins Street
Melbourne Vic 3000

	Fax:	(61 3) 9618 5298

	Attention:	Company Secretary;

(5)	if to Aus Co:

	Address:	Level 29
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000

	Fax:	02 9247 9910

	Attention:	Managing Director; and

(6)	if to NZ Co:

	Address:	Level 29
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000

	Fax:	02 9247 9910

	Attention:	Managing Director.

19.2        When notice by fax taken as given

A notice is taken as given by the sender and received by the intended recipient if faxed, on completion of transmission but if delivery or receipt is on a day which is not a business day in the jurisdiction of the recipient or is after 5.00 pm at the place of delivery or receipt, it is taken as given at 9.00 am on the next business day in such jurisdiction.

19.3        Change of address or fax number

A party may change its address or fax number for notices by giving notice to the other party.

20           General

20.1        Relationship of parties

This agreement does not:

(a)                                  constitute a relationship of agency, partnership, joint venture or trust between the parties; or

(b)                                 authorise a party to assume or create any obligations on behalf of the other party except as specifically permitted under this agreement.

20.2        Costs and expenses

(a)                                  The Company must pay the costs and expenses in respect of the incorporation of the Company.

(b)                                 Each party must pay its own costs and expenses in respect of the negotiation, preparation, execution and  delivery of this agreement and the Transaction Documents.

(c)                                  Each of ACMCD and AXA APH must pay 50% of any stamp duty payable on this agreement and the Transaction Documents.

(d)                                 Each party must pay its own costs and expenses in respect of the enforcement or protection or attempted enforcement or protection of any rights under this agreement and the Transaction Documents.

20.3        Governing law and jurisdiction

(a)                                  This agreement is governed by the law of Victoria.

(b)                                 Each party irrevocably submits to the non-exclusive jurisdiction of the courts of Victoria and courts hearing appeals from them.

20.4        Delegation

A party (“Delegator”) may not delegate performance of its obligations under this agreement except to a wholly owned member of the same Group without the written consent of the other party (which may be withheld by a party in its absolute discretion). As between the parties, notwithstanding any such delegation the Delegator will remain primarily responsible for the performance of its obligations under this agreement.

20.5        Cumulative rights

The powers, rights, authorities, discretions or remedies of a party under this agreement do not exclude any other power, right, authority, discretion or remedy.

20.6        Waiver

(a)                                  A party waives a right under this agreement (including a right under this clause 20.6((a))) only if it does so in writing.

(b)                                 A party does not waive a right simply because it:

(1)           fails to exercise the right;

(2)           delays exercising the right; or

(3)           only exercises part of the right.

(c)                                  A party may not rely on any conduct of another party as a defence to exercise of a right under this agreement by that party.

(d)                                 A waiver of one breach of a term of this agreement does not operate as a waiver of another breach of the same term or any other term.

20.7        Whole agreement

This agreement replaces any previous agreement, representation, warranty or understanding between the parties concerning the subject matter and contains the whole agreement between the parties.

20.8        Variation of agreement

A variation of this agreement must be in writing and signed by all of the parties or by persons authorised to sign for them.

20.9        Prohibition or enforceability

(a)                                  Any provision of, or the application of any provision of, this agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)                                 Any provision of, or the application of any provision of this agreement, which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this agreement in that or any other jurisdiction.

(c)                                  If any provision of this agreement is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this agreement.

20.10      Counterparts

This agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

20.11      Attorney

Each person who is specified to execute this agreement as attorney for a party, represents and warrants to each party that:

(a)                                  such person is duly empowered to do so under a validly subsisting power of attorney; and

(b)                                 the provisions of this agreement will be valid and binding on that party to the same extent that such provisions would be valid and binding on that party if it had executed this agreement as principal.

Executed as an agreement:

Signed for and on behalf of

Alliance Capital Management Corporation of Delaware

by Kathleen Corbet its duly authorised officer in the presence of:

/s/ Rosalie Rodriguez	/s/ Kathleen A. Corbet
Witness	Executive Vice President

Rosalie Rodriguez	Kathleen A. Corbet
Name (please print)	Name (please print)

Signed by

Alliance Capital Management Australia Limited

in accordance with section 127(1) of the Corporations Law:

/s/ Margaret Joy Adams	/s/ Antonios G. Poleondakis
Secretary/Director	Director

Margaret Joy Adams	Antonios G. Poleondakis
Name (please print)	Name (please print)

/s/ Philip Kennedy
Witness to both signatures

Philip Kennedy
Name

Signed for and on behalf of

AXA Asia Pacific Holdings Limited

by Les Owen its duly authorised officer in the presence of:

/s/ Sally Cormack	/s/ Arthur Leslie Owen
Witness	Group Chief Executive Officer

Sally Cormack	Arthur Leslie Owen
Name (please print)	Name (please print)

Signed for and on behalf of

National Mutual Funds Management Limited

by its duly authorised officer in the presence of:

/s/ Sally Cormack	/s/ Arthur Leslie Owen
Witness	Group Chief Executive Officer

Sally Cormack	Arthur Leslie Owen
Name (please print)	Name (please print)

Signed by

ACN 095 022 718 Limited

in accordance with section 127(1) of the Corporations Law:

/s/ John Nairn	/s/ Antonios G. Poleondakis
Director	Director

John Nairn	Antonios G. Poleondakis
Name (please print)	Name (please print)

/s/ Philip Kennedy
Witness to both signatures

Philip Kennedy
Name

Signed by

Cidwell Developments Limited

/s/ John Nairn	/s/ Antonios G. Poleondakis
Director	Director

John Nairn	Antonios G. Poleondakis
Name (please print)	Name (please print)

/s/ Philip Kennedy
Witness to both signatures

Philip Kennedy
Name

Schedule 1 - Delegation Agreement

INVESTMENT AND FINANCIAL SERVICES
ASSOCIATION

NATIONAL MUTUAL FUNDS MANAGEMENT LIMITED

(“NMFM”)

and

ACN 095 022 718 LIMITED

(“Manager”)

STANDARD INVESTMENT MANAGEMENT AGREEMENT

PLEASE NOTE:

Copyright in this Agreement and the Commentary is the property of the Investment and Financial Services Association (IFSA).

A non-exclusive licence to use this Agreement and the commentary is granted to the user on payment of the licence fee to IFSA.  The user may use the Agreement and the Commentary for its own purposes but may not transfer this licence to any other person except with the written permission of the IFSA.  Other than this licence, no ownership rights or title in the copyright are granted to the user.

The user may copy all or part of the Agreement and the Commentary for its own use but must ensure that any full or partial copy includes the copyright notice which appears on the Agreement and the Commentary and this notice.

© 2000

T A B L E   O F   C O N T E N T S

1.	DEFINITIONS AND INTERPRETATION

	1.1	Definitions
	1.2	Interpretation

2.	APPOINTMENT

	2.1	Manager
	2.2	Custodian

3.	DUTIES OF THE MANAGER

	3.1	Manager
	3.2	Investment Instructions
	3.3	Investment objectives
	3.4	Portfolio Changes
	3.5	Compliance with Relevant Law
	3.6	NMFM may instruct or vary decision of the Manager

4.	POWERS OF THE MANAGER

	4.1	Powers and Limitations
	4.2	Common investment of funds
	4.3	Non-exclusivity
	4.4	Derivative Contracts

5.	INDEMNITIES

	5.1	Manager
	5.2	NMFM
	5.3	Action against Agents
	5.4	Brokers

6.	WITHDRAWALS and DEPOSITS

	6.1	Request
	6.2	Satisfaction of request
	6.3	Withdrawal by transfer of assets
	6.4	Deposits
	6.5	Cleared Funds

7.	MANAGEMENT FEES

	7.1	Fee
	7.2	Use of Related bodies corporate

8.	REPORTS

	8.1	Regular Reports
	8.2	Notice of Adverse Effect and breach of the Relevant Law
	8.3	Additional Information

9.	TERMINATION

	9.1	Term
	9.2	Right to terminate
	9.3	Default of the Manager
	9.4	Claims and transactions
	9.5	Discharge of obligations
	9.6	Report

10.	WARRANTIES AND ACKNOWLEDGMENT FROM NMFM AND THE MANAGER

	11.1	Warranties of NMFM
	11.2	Acknowledgment
	11.3	Warranties of the Manager
	11.4	Inaccurate warranty

11.	VOTING

	11.1	Exercise of Voting rights
	11.2	Notices of Meeting
	11.3	Voting Policy

12.	AUTHORISED PERSON

	12.1	Authorised Person
	12.2	Variation of Authorised Persons
	12.3	The Manager’s action
	12.4	NMFM not liable
	12.5	NMFM’s action
	12.6	The Manager not liable
	12.7	The Manager’s reliance on instruction

13.	INSURANCE

14.	NOTICES

15.	NO WAIVER

16.	ASSIGNMENT

17.	CONFIDENTIALITY

18.	FURTHER ASSURANCES

19.	ENTIRE AGREEMENT

20.	AMENDMENT

21.	GOVERNING LAW AND JURISDICTION

22.	SEVERANCE

23.	COUNTERPARTS

STANDARD INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT dated 18 January 2001 between:

1.	NATIONAL MUTUAL FUNDS MANAGEMENT LIMITED (ACN 006 787 720) of Level 15, 447 Collins Street, Melbourne, Victoria (“NMFM”); and

2.	ACN 095 022 718 LIMITED (ACN 095 022 718) of Level 29 Governor Phillip Tower, 1 Farrer Place, Sydney, NSW (“Manager”) (to be renamed Alliance Capital Management Australia Limited).

A.	NMFM is an investment manager of portfolios on behalf of its clients.

B.	NMFM wishes to sub-delegate its investment management for certain portfolios to the Manager.

C.	The Manager wishes to accept appointment and manage the relevant portfolios as a sub-delegate for NMFM on the understanding that the Manager may itself sub-delegate where authorised.

1.                                                DEFINITIONS AND INTERPRETATION

1.1                                        Definitions

In this Agreement, unless the context otherwise requires:

ACM Group means Alliance Capital Management LP and any Related Body Corporate of it and any other limited partnership that would be a Related Body Corporate of Alliance Capital Management LP if Alliance Capital Management LP and that other limited partnership were bodies corporate.

Authorised Person means each officer identified in Schedule 2 and any other person appointed as an authorised person under clause 12.2 from time to time.

Block-Booked Transaction means entering into a trade on behalf of one or more clients or one or more Portfolios and allocating parts of the trade among those clients or Portfolios before, at the time of or after the trade has been entered into.

Business Day means a day on which the Manager is open for business in Sydney or Melbourne of the Manager, but excluding Saturday and Sunday.

Clearing House means a person who provides facilities for the transfer, clearing or settlement of either securities or futures contracts, in the ordinary course of trading in securities or futures contracts.

Custodian means if a body corporate or bodies corporate have been appointed a Custodian of a Portfolio, that body corporate or bodies corporate, as notified to the Manager in writing by NMFM in accordance with clause 2.2, which satisfies any requirements imposed by the Regulator from time to time and includes any sub-custodian appointed by a Custodian.

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Derivative Contracts has its ordinary meaning from time to time and includes, without limitation, swaps, futures, forward rate agreements and options.

GST means any goods and services tax, consumption tax, value-added tax or any similar impost or duty which is or may be levied or becomes payable in connection with the supply of goods or services.

Portfolio means all assets of one or more defined pools or groups of assets including any Derivative Contracts, which NMFM notifies to the Manager in writing are to be invested and managed by the Manager under this Agreement, and all income and accretions in respect of them or any part thereof.

Regulator means:

(a)	the Australian Prudential Regulation Authority established under the Australian Prudential Regulation Authority Act 1998; and

(b)	the Australian Securities and Investments Commission established under the Australian Securities and Investments Commission Act 1989; and

(c)	their successors.

Related Body Corporate means the same as in section 50 of the Corporations Law.

Relevant Law means any requirement of the Superannuation Industry (Supervision) Act 1993, the Corporations Law, the Australian Securities and Investments Commission Act 1989 and any other present or future law of the Commonwealth of Australia or any State or Territory with which NMFM or the Manager must comply or which NMFM or the Manager  must satisfy in order:

(a)	to secure imposition at a concessional rate of any income tax which, in the opinion of NMFM, is or may become payable in connection with a Portfolio; or

(b)	for NMFM or the Manager to avoid a relevant penalty, detriment or disadvantage.

Supervised Agent means an agent identified in paragraph 1 of Schedule 1.

Taxes means all taxes of whatever nature lawfully imposed including income tax, recoupment tax, land tax, sales tax, payroll tax, fringe benefits tax, group tax, capital gains tax, profit tax, interest tax, GST, property tax, undistributed profits tax, withholding tax, municipal rates, financial institutions duty, bank account debit tax, stamp duties and other taxes, charges, duties and levies assessed or charged or assessable or chargeable by or payable to any national, federal, state or municipal taxation or excise authority, including any interest, penalty or fee imposed in connection with any tax, rates, duties, charges or levies.

1.2                                        Interpretation

                          Headings are for convenience only and do not affect interpretation.  In this Agreement, unless the context otherwise requires:

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(a)

The singular includes the plural and vice versa.

(b)

A reference to a person includes a reference to a body corporate, a government organisation, body or instrumentality, an unincorporated body and any other entity.

(c)

Each recital and schedule of this Agreement and direction and instruction under this Agreement forms part of this Agreement.

(d)

A reference to this Agreement includes a reference to any variation, replacement or novation of it.

(e)

A reference to any legislation or to any provision of any legislation includes a reference to any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

(f)

A reference to any party to this Agreement where relevant includes a reference to the party’s successors and permitted assigns.

(g)

A reference to dollars or $ is a reference to Australian currency.

(h)

Where a word or phrase is defined, its other grammatical terms have corresponding meanings.

(i)

A reference to conduct includes a reference to any omission, statement or undertaking, whether or not in writing.

(j)

If a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day.

2.                                               APPOINTMENT

2.1                                        Manager

                          NMFM appoints the Manager as agent of NMFM to invest and manage the Portfolios on the terms contained in this Agreement and the Manager accepts the appointment.

2.2                                        Custodian

(a)

NMFM may notify the Manager of the appointment of a Custodian for each Portfolio.  The Manager and a Custodian may use Clearing Houses as required in the ordinary course of investment and management of the Portfolio. NMFM must take all reasonable steps to procure that a Custodian will:

	(i)	act in accordance with the instructions of the Manager under this Agreement;

(ii)

open and maintain safe custody of ownership records;

	(iii)	receive all dividends and income forming part of a Portfolio; and

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	(iv)	promptly advise the Manager of cash movements of a Portfolio in an electronic format consistent with industry practice.

(b)

If a Custodian is not able (itself or through its agents or sub-custodians) to settle transactions in a place in which the Manager is authorised to invest or to hold assets, provided the investment instructions notified pursuant to clause 3.2 and the Relevant Law are otherwise complied with, NMFM authorises (but the Manager is not obliged) the Manager or a nominee of the Manager to act as Custodian of the relevant assets.

3.                                               DUTIES OF THE MANAGER

3.1                                         Manager

The Manager must:

(a)

invest and manage the Portfolios for and on behalf of NMFM in accordance with this Agreement;

(b)

keep each Portfolio under review and confer at regular intervals with NMFM regarding the investment and management of each Portfolio;

(c)

keep proper books of account in relation to each Portfolio recording transactions by the Manager and to provide information in relation to the Portfolio to assist NMFM or a Custodian in the preparation of reports required under the Relevant Law as instructed by NMFM, unless in any particular circumstance and with the consent of NMFM such books of account are to be maintained by a Custodian;

(d)

give proper instructions to the relevant Custodian in relation to transactions concerning each Portfolio;

(e)

comply with any reasonable requests by NMFM for information or assistance, or under force of law and as advised to NMFM, give any information and assistance and make available any records relating to any Portfolio reasonably required by any auditors in relation to a Portfolio or the Regulator;

(f)

provide access to and a copy of the accounts relating to each Portfolio whenever reasonably requested by NMFM to any person duly authorised by NMFM;

(g)

exercise all due diligence and vigilance in carrying out its functions, powers and duties under this Agreement;

(h)

promptly notify NMFM of any instructions given to it by NMFM which have not been complied with;

(i)

account to NMFM for any monetary benefits, fees or commissions received by the Manager or any Related Body Corporate of the Manager in relation to the investment of the Portfolio, other than benefits permitted to be received in accordance with the policy disclosed under clause 3.7 and fees and commissions referred to in clauses 7.1 and 7.2;

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(j)

exercise due care in selecting, appointing and reviewing the performance of any agent of the Manager in connection with a Portfolio or any broker engaged by the Manager under clause 4.1(d);

(n)

subject to clause 2.2(b), use reasonable endeavours to ensure that the assets comprising each Portfolio are vested as soon as practicable in the relevant Custodian or Clearing House, unless the Manager believes having regard to the nature of the investment and the interests of NMFM it is not reasonably practicable to do so (for example, because a structured investment product involves another party acting as custodian); and

(o)

act in good faith in determining any allocation of a Block-Booked Transaction to any Portfolio before, during and after the transaction has been entered into by the Manager.

3.2          Investment Instructions

(a)

The investment instructions for a Portfolio notified to the Manager by NMFM at the commencement of this Agreement (or as soon as practicable thereafter) and as amended or added to from time to time in accordance with paragraph (b) must be complied with by the Manager in exercising any investment discretion.

(b)

The investment instructions notified in accordance with paragraph (a) may be amended or added to by a specific written instruction given to the Manager by an Authorised Person of NMFM and the Manager must commence implementation of the amended investment instructions from the Business Day following the day that notification is received by the Manager.  Any amended investment instructions must be completely implemented as soon as is reasonably practical having regard to the nature of the amendment and the nature of the relevant assets.

(c)

If the Manager is unable to comply with the investment instructions given pursuant to paragraph (b) it must immediately notify NMFM.  Upon receipt of such notice NMFM must either:

(i)

withdraw the specific instructions with which the Manager is unable to comply in accordance with this clause;

(ii)

or terminate the Agreement pursuant to clause 9, in which case the specific instruction will have no effect.

(d)

If a specific written instruction is:

(i)

inconsistent with the investment instructions notified in accordance with paragraph (a) of clause 3.2 but is not expressed to amend those instructions in accordance with paragraph (b) of clause 3.2; or

(ii)

in the Manager’s opinion, ambiguous or unclear in any respect,

the Manager must promptly clarify the instruction with NMFM and the instruction will not operate until it has been clarified.

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3.3                                         Investment objectives

                          The investment objectives for a Portfolio notified to the Manager by NMFM at the commencement of this agreement (or as soon as practicable thereafter) and as amended or added to from time to time are guidelines and are not intended to be legally binding on the Manager but the Manager must have regard to them in investing and managing each Portfolio.

3.4                                         Portfolio Changes

If by reason of:

(a)

market movements;

(b)

contributions to or withdrawals from a Portfolio;

(c)

a change in the nature of any investment (whether through change in business activity or credit rating),

                          a Portfolio ceases to comply with an investment instruction notified in accordance with clause 3.2, the Manager must remedy the non-compliance in accordance with any instruction given under clause 3.2 or, if no time is specified in such instruction, as soon as practicable after the Manager becomes aware of the non-compliance.  If remedied in accordance with this clause, the non-compliance will not constitute a breach of the Agreement nor will it give rise to any right or remedy on the part of NMFM.

3.5                                        Compliance with Relevant Law

The Manager must comply with any Relevant Law to the extent that it concerns the functions, powers and duties of the Manager in relation to the management of each Portfolio under this Agreement.  However, NMFM acknowledges that:

(a)

The Manager is not responsible in relation to any Portfolio for monitoring the total position of any fund or trust where the relevant Portfolio does not constitute the whole of the fund or trust;

(b)

The Manager is not required to comply in relation to any Portfolio with any Relevant Law relating to in-house assets as defined in section 71 of the Superannuation Industry (Supervision) Act 1993 unless NMFM or an Authorised Person of NMFM has given a specific direction in writing to The Manager as to which specific investments must not form part of the specific Portfolio or a part in excess of a certain specified level in order to ensure that a fund or trust complies with Relevant Law;

(c)

The Manager may act on specific instructions given by NMFM without investigating whether the act will comply with the Relevant Law, but must not comply with any direction which it is aware will cause a breach of the Relevant Law; and

(d)

The Manager has no obligation to ensure that it complies with any Relevant Law applicable to NMFM or any constitutional documents or legislation regulating NMFM to the extent it does not directly concern the functions, powers and duties of the Manager in relation to the management of a Portfolio under this Agreement.

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3.6                                         NMFM may instruct or vary decision of the Manager

                                                The Manager agrees that NMFM may, at any time, instruct the Manager with respect to the identity of the investments or vary any decision of the Manager in the performance of the Manager’s functions in managing the assets of each Portfolio from that time, in which circumstances NMFM has the sole responsibility for the consequences of that instruction or variation.  However, the Manager may complete any transaction already commenced except where it would be reasonable in all the circumstances for the Manager to discontinue the transaction and the Manager would not incur any liability to a third party in so doing.

3.7                              Soft Dollar Receipts

                                                The Manager must provide on request to NMFM a copy of the Manager’s policy regarding the receipt by the Manager or its associates or any other member of the ACM Group of benefits in the nature of soft dollar receipts in relation to the investment or management of each Portfolio.  The Manager will at all times comply with its policy.  In addition, in the investment management of each Portfolio the Manager and its associates and any other member of the ACM Group must only accept any soft dollar receipts in the course of carrying on its business as an investment manager where to do so also benefits its clients, including NMFM.

4.                                               POWERS OF THE MANAGER

4.1                                        Powers and Limitations

For the purpose of carrying out its functions and duties under this Agreement, subject to any matter notified by NMFM to the Manager in writing, the Manager has the powers of a natural person to deal with each Portfolio and to do all things and execute all documents necessary for the purpose of managing each Portfolio (including, without limitation, entering into a Block Booked Transaction), but the Manager must not without the prior consent of NMFM (which may be expressed in this Agreement or in an investment instruction):

(a)

hold Derivative Contracts for a Portfolio unless there are at all times, in the case of each contract, sufficient assets in the relevant Portfolio to support the underlying liability of the asset holder under every contract in the form of one or more of the following:

(i)

assets of the kind required to be delivered under the contract;

(ii)

other contracts or assets which substantially offset the underlying liability under the contract; and/or

(iii)

cash or immediately realisable assets of sufficient value either to discharge the maximum contingent liability or effect an offset as described in clause 4.1(a)(ii);

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(b)

except as disclosed in paragraph 2 of Schedule 1, delegate any of its discretionary management powers under this Agreement;

(c)

charge or encumber in any way (other than as arises by lien in the ordinary course of business or by statutory charge) any asset of a Portfolio;

(d)

perform any broking function in relation to the Portfolio, but the Manager may, using reasonable care and diligence, on behalf of NMFM appoint any broker (including a member of the ACM Group) to act on behalf of the asset holder in relation to a Portfolio, subject to reasonable monitoring of capacity and performance;

(e)

engage in securities lending in relation to the Portfolio (in which case the Manager must provide a copy of the agreed policy and any set limits); or

(f)

attempt to borrow or raise money for, or on behalf of, a Portfolio.

4.2                                        Common investment of funds

                                                Subject to Relevant Law and any restrictions notified by NMFM in respect of a Portfolio, each  Portfolio may  be invested with funds managed by the Manager on behalf of other persons.  If the Manager is so authorised for a Portfolio NMFM consents to the Manager acting in the acquisition and disposal of assets on behalf of other persons and authorises the Manager to deal with each Portfolio and any other funds managed by the Manager as an undivided whole, to the extent necessary for the efficient management or administration of a Portfolio, subject to the Manager maintaining systems and records that distinguish each Portfolio from the property of any other person.  A Portfolio must not be invested in any managed investment scheme (as defined by the Corporations Law) except with prior written authorisation of NMFM or if expressly provided for in an investment instruction.

4.3                                         Non-exclusivity

The Manager may from time to time perform similar investment and management services for itself and other persons to the services performed for NMFM under this Agreement. NMFM acknowledges that:

(a)

the Manager has no obligation to purchase or sell, or recommend for purchase or sale, for the account of NMFM, any investment which the Manager purchases or sells for its own account or for the account of any other client of the Manager; and

(b)

the Manager may give advice and take action in the performance of its duties for other clients which differ from advice given and action taken in relation to the Portfolio.

4.4                                        Derivative Contracts

If the Manager is authorised to enter into Derivative Contracts in instructions given pursuant to clause 3.2, it may subject to any contrary notification by NMFM to the Manager

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in writing do so on behalf of the asset holder in its own name, or in the name of another person, as nominee for the Custodian and:

(a)	The Manager will:

	(i)	promptly arrange payment of net proceeds received in respect of Derivative Contracts to the relevant Custodian; and

	(ii)	provide to NMFM a risk management statement in such form as is prescribed by the Regulator; and

(b)	NMFM will:

	(i)	procure that the relevant Custodian will comply with authorised directions of the Manager in relation to payment of liabilities under or settlement of Derivative Contracts; and

	(ii)	if required by the Manager; execute a statement in the form set out in Schedule 3 to this Agreement.

5.                                               INDEMNITIES

5.1                                        Manager

                                                NMFM must indemnify the Manager against any losses or liabilities reasonably incurred by the Manager arising out of, or in connection with, and any costs, charges and expenses incurred in connection with, the Manager or any of its officers or agents acting under this Agreement or on account of any bona fide investment decision made by the Manager or its officers or agents except insofar as any loss, liability, cost, charge or expense is caused by the negligence, breach of this agreement, fraud or dishonesty of the Manager or its officers or Supervised Agents.  This obligation continues after the termination of this Agreement. NMFM is not otherwise liable to the Manager for any loss or liability.

5.2                                        NMFM

                                                The Manager must indemnify NMFM against any losses or liabilities reasonably incurred by NMFM arising out of, or in connection with, and any costs, charges and expenses incurred in connection with, any negligence, breach of this Agreement, fraud or dishonesty of the Manager or its officers or Supervised Agents.  This obligation continues after the termination of this Agreement.  the Manager is not otherwise liable to NMFM for any loss or liability.

5.3                                         Action against Agents

                                                If NMFM is not indemnified by the Manager under clause 5.2 for the negligence, default, fraud or dishonesty of an agent of the Manager the Manager must provide reasonable assistance to NMFM (at the cost of NMFM) in any action of NMFM against an agent of the Manager arising out of, or in connection with any negligence, default, fraud or dishonesty of the agent.  These obligations continue after the termination of this Agreement.

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5.4                                         Brokers

                                                NMFM is responsible to any broker appointed by the Manager pursuant to clause 4.1(d) for all brokerage and other charges arising from the implementation by the broker of any authorised transaction initiated by the Manager. NMFM authorises the Manager to approve any deduction from a Portfolio in respect of brokerage and other charges.

6.                                     WITHDRAWALS and DEPOSITS

6.1                                        Request

                                                NMFM may instruct the Manager to authorise a Custodian to make a withdrawal from a Portfolio in accordance with the procedures notified by NMFM to the Manager from time to time.

6.2                                        Satisfaction of request

                                                The Manager, in respect of a withdrawal instruction for cash, must use reasonable endeavours to satisfy the instruction within 5 Business Days.

6.3                                         Withdrawal by transfer of assets

                                                A withdrawal pursuant to clause 6.1 may be made by transfer of assets, property or investments comprised in a Portfolio as agreed by the Manager and NMFM.

6.4                                         Deposits

                                                NMFM must advise the Manager of any additional money made available for investment and management pursuant to this Agreement, prior to transfer to a Custodian.

6.5                                         Cleared Funds

                                                The Manager may deal with any payment by either NMFM or a Custodian as if made in cleared funds. NMFM must indemnify the Manager against any losses and expenses incurred by the Manager if the amount tendered does not result in cleared funds in the normal course.

7.                                               MANAGEMENT FEES

7.1                                        Fee

                                                In consideration for the Manager providing the services specified in this Agreement, the Manager is entitled to a management fee as set out in the agreement titled Fees and Adjustments Deed dated 18 January 2001.

7.2                                         Use of other Members of ACM Group

                                                NMFM acknowledges that the Manager may invest in, deal with or engage the services of a member of the ACM Group engaged in separate business activities which are entitled to charge fees, brokerage and commissions provided that they are in the ordinary course of business and on arm’s length terms.

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7.3                                         Expenses

                                                NMFM must pay all Taxes and all costs, charges and expenses provided that they are reasonably incurred in connection with the management of the Portfolio or the acquisition, disposal or maintenance of any investment of the Portfolio (including all Custodian and Clearing House fees) or in acting under this Agreement.  The Manager may invoice NMFM on account of such amounts and NMFM agrees to pay such amounts within 30 days of the date of the invoice.

7.4                                         Regulatory Costs

                                                NMFM must bear the reasonable costs of the Manager associated with the provision of information and other assistance to the Regulator relating to a Portfolio, if the Regulator requires the information or other assistance under Relevant Law.

8.                                               REPORTS

8.1                                         Regular Reports

                                                The Manager must provide NMFM or such other persons as NMFM notifies the Manager in writing with the reports notified to the Manager by NMFM at the commencement of this agreement (or as soon as practicable thereafter) and as varied from time to time by further notifications from NMFM to the Manager and must take reasonable steps to ensure that those reports are complete and accurate in all material respects to the extent the necessary information is within the reasonable control of the Manager.  The Manager will also provide, upon request by NMFM, additional information which is complete and accurate in all material respects to the extent the necessary information is within the reasonable control of the Manager, as to the making of, and return on, the investments in a Portfolio and as is necessary to enable NMFM to assess the capability of the Manager to manage the investments of each Portfolio, and otherwise to comply with Relevant Law.

8.2                                         Notice of Adverse Effect and breach of the Relevant Law

The Manager must promptly advise NMFM upon becoming aware of any event:

(a)	having a significant effect on the financial position of the Portfolio;

(b)	which causes a breach of the Relevant Law.

8.3                                         Additional Information

                                                NMFM may request the Manager to provide to NMFM additional information required by NMFM to complete returns to regulatory authorities, including the Regulator and taxation authorities, and the Manager, if requested by NMFM, will promptly provide the information required by NMFM to fulfil its obligations.

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9.                                                TERMINATION

9.1                                        Term

                                                This Agreement commences as of and from the date specified in paragraph 3 of Schedule 1.

9.2                                        Right to terminate

                                                Subject to clause 9.3, this Agreement remains in force until terminated by NMFM giving to the Manager not less than 20 Business Days’ written notice of termination or by the Manager giving to NMFM not less than 20 Business Days’ written notice of termination or such lesser period of notice as the parties agree.

9.3                                        Default of the Manager

NMFM may terminate this Agreement at any time by written notice to the Manager if:

(a)

a receiver, receiver and manager, administrative receiver or similar person is appointed with respect to the assets and undertakings of the Manager;

(b)

the Manager:

(i)    goes into liquidation (other than for the purposes of a reconstruction or amalgamation on terms previously approved in writing by NMFM);

(ii)   ceases to carry on business in relation to its activities as an investment manager;

(iii)  breaches any provision of this Agreement, or fails to observe or perform any representation, warranty or undertaking given by the Manager under this Agreement and the Manager fails to correct such breach or failure within 10 Business Days of receiving notice in writing from NMFM specifying such breach or failure;

(c)

the Manager sells or transfers or makes any agreement for the sale or transfer of the main business and undertaking of the Manager or of a beneficial interest therein, other than to a Related Body Corporate for purposes of corporate reconstruction on terms previously approved in writing by NMFM; or

(d)

Relevant Law requires the Agreement to terminate or any circumstance occurs giving rise to a breach of section 126 of the Superannuation Industry (Supervision) Act 1993.

9.4                                        Claims and transactions

The termination of this Agreement does not affect any:

(a)

transaction properly entered into prior to termination;

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(b)

claim by the Manager in respect of accrued management fees and expenses incurred in respect of the period to termination; or

(c)

other claim which either party may have against the other.

9.5                                        Discharge of obligations

The Manager may deal with the Portfolio for up to 30 Business Days from the effective date of termination of this Agreement in order to vest control of it in NMFM (or as NMFM may otherwise direct in writing) and during that time the Manager:

(a)

subject to the consent of NMFM, may enter transactions to settle or otherwise extinguish or offset obligations incurred by the Manager in relation to a Portfolio before that date;

(b)

must, with respect to obligations not capable of settlement before transfer of a Portfolio, create provision for such contingent liability as will arise, notify NMFM of that provision, and NMFM must procure that the relevant Custodian holds sufficient assets of the relevant Portfolio to satisfy that liability;

(c)

may instruct the relevant Custodian to deduct from a Portfolio the fees, charges and expenses due to the date on which the transfer of the relevant Portfolio is effected if, after giving 10 Business Days’ notice to NMFM of its intention to so direct the relevant Custodian, NMFM has not objected, and all charges and expenses incurred in the actions envisaged by this clause;

(d)

must deliver to NMFM (or as NMFM reasonably directs) all records and other documents which may reasonably be required by NMFM in respect of each Portfolio; and

(e)

may deal with each Portfolio in accordance with instructions from a new manager appointed by NMFM.

NMFM must take all necessary steps to facilitate the transfer of the Portfolios from the Manager

9.6                                        Report

                                                The Manager must, within the period specified in paragraph 4 of Schedule 1, provide NMFM with a report which is complete and accurate in all material respects on the Portfolios and all investment transactions conducted since the last reports.

10.                                        WARRANTIES AND ACKNOWLEDGMENT FROM NMFM AND THE MANAGER

10.1                                 Warranties of NMFM

NMFM warrants and represents to the Manager that during the term of this Agreement:

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(a)

NMFM is the investment manager of each Portfolio and it has the power to enter into and perform this Agreement, subject only to those express limitations that have been advised to the Manager in writing;

(b)

there are no other investment managers of each Portfolio;

(c)

NMFM will advise in writing of any change of the status for taxation purposes of a Portfolio;

(d)

any Custodian appointed will not engage in securities lending in relation to any investments in a Portfolio unless written notice is given by NMFM to the Manager and NMFM will ensure that the Portfolio is able to be traded by Alliance Capital and that any securities lending does not interfere with Alliance Capital’s ability to invest and manage the Portfolio under this Agreement.;

(e)

NMFM, for the purposes of investment in securities, controls an amount of not less than $10,000,000 being an amount that includes any amount held:

(i)

by an associate of NMFM, or

(ii)

under a trust that NMFM manages; and

(f)

NMFM is not a retail investor for the purposes of regulation 7.3.02B of the Corporations Law.

10.2                                 Acknowledgment

                                                NMFM acknowledges that neither the Manager nor any other member of the ACM Group guarantees the repayment of capital or the performance of a Portfolio or makes any representation concerning any of these matters.

10.3                                  Warranties of the Manager

The Manager warrants and represents to NMFM:

(a)

that it has and will at all times during the term of this Agreement have the skill, facilities, capacity and staff necessary to perform the duties and obligations under this Agreement;

(b)

that it will ensure that sufficient competent investment management staff experienced in investment management will have charge at all times of the conduct of, and will maintain close supervision of, the investment and management of each Portfolio;

(c)

that it will, at all times during the term of this Agreement, be the holder of a current dealers licence or investment advisers licence and all other licences required to be held under all applicable legislation governing the activities of the Manager and is not and, at all times during the term of this Agreement, will not be a disqualified person under a Relevant Law;

(d)

that it will cooperate with each Custodian whenever requested to ensure that investments forming part of each Portfolio are in good and proper form with free and clear title in favour of NMFM or any permitted nominee and not subject to any express lien, charge or encumbrance of any nature other than as permitted by the Relevant Law; and

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(e)

that it will invest and manage each Portfolio at all times to perform its obligations under this Agreement and in accordance with the directions of NMFM.

10.4                                  Inaccurate warranty

                                                If a warranty given by a party to this Agreement ceases to be accurate, that party must immediately advise the other party in writing.

11.                                        VOTING

11.1                                  Exercise of Voting rights

                                                NMFM will notify the Manager in writing if it is authorised to exercise any right to vote attached to a share or unit forming part of a Portfolio or to so direct the relevant Custodian.  In the event that the Manager receives a direction from NMFM in relation to the appointment of a proxy and the way in which the proxy should vote, the Manager must use its best endeavours to implement the direction, but in the absence of any direction, the Manager may exercise or not exercise the right to vote as it sees fit, having regard to any general instruction notified in accordance with clause 3.2.

11.2                                  Notices of Meeting

                                                The Manager is not required to dispatch to NMFM any notice of meeting relating to any person, company or unit trust in which a Portfolio is invested.

11.3                                 Voting Policy

                                                The Manager must provide a copy of its proxy voting policy to NMFM upon request.  the Manager must inform NMFM of any change to the Manager’s proxy voting policy.

12.                                        AUTHORISED PERSON

12.1                                  Authorised Person

                Authorised Persons of NMFM and the Manager are authorised to make any written communication or take action on behalf of NMFM and the Manager respectively under this Agreement.

12.2                                  Variation of Authorised Persons

                                                NMFM and the Manager may vary their respective Authorised Persons by notice to the other.

12.3                                  The Manager’s action

15

                                                The Manager is not obliged to take any action if a communication or action is not made by an Authorised Person of NMFM nor to enquire as to the identity of any person if it reasonably believes such person is an Authorised Person.

12.4                                  NMFM not liable

                                                NMFM is not liable in respect of any action or omission by the Manager in reliance on any communication given or action taken by any person acting or purporting to act on behalf of NMFM who neither is an Authorised Person nor a person whom the Manager reasonably believes to be an Authorised Person, but NMFM can ratify such an action or omission in which case NMFM will be liable.

12.5                                  NMFM’s action

                                                NMFM is not obliged to take any action if a communication or action is not made by an Authorised Person of the Manager nor to enquire as to the identity of any person if it reasonably believes such person is an Authorised Person.

12.6                                  The Manager not liable

                                                The Manager is not liable in respect of any action or omission by NMFM in reliance on any communication given or action taken by any person acting or purporting to act on behalf of the Manager who neither is an Authorised Person nor a person whom NMFM reasonably believes to be an Authorised Person, but the Manager can ratify such an action or omission in which case the Manager will be liable.

12.7                                  The Manager’s reliance on instruction

                                                If the Manager receives an instruction in circumstances where it is reasonable for the Manager to assume it was from an Authorised Person, subject to the Relevant Law the Manager is not liable for any properly performed action or omission by the Manager in reliance on that instruction.

13.                                        INSURANCE

                                                The Manager must maintain at its own expense or at the expense of a member of the ACM Group appropriate insurance in relation to its investment management business.  the Manager must, upon written request from NMFM, give NMFM any information it may reasonably require concerning the scope of such insurances but is not required to provide a copy of any policy of insurance to NMFM.

16

14.                               NOTICES

Any notice given under this Agreement:

(a)

must be sent to the address,  facsimile number or email address as set out in Schedule 2 or to any other address,  facsimile number or email address that either party may specify in writing to the other;

(b)

will be taken to have been given:

(i)

(in the case of delivery in person or by post) when delivered, received or left at the party’s address;

(ii)

(in the case of delivery by facsimile) on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the number of the recipient;

(iii)

(in the case of delivery by email address) on production of an email receipt from the recipient to the sender which indicates that the email was sent to the email address of the recipient and has been opened by the recipient, but if delivery or receipt occurs on a day which is not a Business Day or is later than 2 pm (local time) it will be taken to have been duly given at the commencement of the next Business Day; and

(c)

is subject to the provisions of clause 12.

15.                                        NO WAIVER

                                                No failure to exercise and no delay in exercising any right, power or remedy under this Agreement will operate as a waiver.  No single or partial exercise of any right, power or remedy precludes any other or further exercise of that or any other right, power or remedy will operate as a waiver.

16.                                        ASSIGNMENT

                A party may not assign any of its rights and obligations under this Agreement without the prior written consent of the other party.

17.                                         CONFIDENTIALITY

                                                Except as required by law or as is necessary for the performance of its obligations under this Agreement by its officers or agents, neither party may directly or indirectly disclose to any other person, or use or permit to be disclosed or used for any purpose other than a purpose contemplated by this Agreement or as a consequence of any direction given pursuant to this Agreement or in the normal course of business for credit assessment, the terms of this Agreement or any information that may be acquired by the party under or for the purposes of this Agreement and each party must keep all such information confidential, except where publicly available other than by breach of this Agreement.

17

18.                                        FURTHER ASSURANCES

                          NMFM agrees to enter into and perform any instrument or agreement necessary to give effect to this Agreement. Where practicable NMFM will seek to procure that the asset holder or Custodian will enter into any master trading or clearing agreement required for orderly trading of investments pursuant to this Agreement and authorises the Manager to act as its agent under these agreements as is reasonably necessary for the Manager to comply with its investment management obligations under this Agreement.

19.                                        AMENDMENT

                          This Agreement other than clause 3.2 and clause 8.1 may be amended by exchange of letters signed by the parties.  The instructions given by NMFM pursuant to clause 3.2 and clause 8.1 may be amended by specific written instruction from an Authorised Person of NMFM to the Manager.

20.                                        GOVERNING LAW AND JURISDICTION

                          This Agreement is governed by the laws of the State or Territory referred to in paragraph 5 of Schedule 1.  The parties submit to the non-exclusive jurisdiction of Courts exercising jurisdiction there.

21.                                         SEVERANCE

                          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be ineffective in that jurisdiction to the extent of the prohibition or unenforceability.  That will not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

22.                                         COUNTERPARTS

                          This Agreement may be executed in any number of counterparts.  All counterparts taken together will be deemed to constitute one document.

EXECUTED in Melbourne.

18

SCHEDULE 1

Additional definitions

1.                                                CLAUSE 1.1, DEFINITION OF SUPERVISED AGENT

Supervised Agent means an agent of the Manager which in fact acts under the control and supervision of the Manager, but does not include a person which:

(a)	is either a broker, a Clearing House or a counterparty, or another person who acts in a broker, a Clearing House or a counterparty capacity; or

(b)	is an agent, or one of a class of agents, nominated in writing by the Manager for this purpose and which is not objected to by NMFM within 10 Business Days of the date NMFM receives the nomination; or

(c)	is an agent whose conduct or actions is not capable of supervision by the Manager, in respect of the particular matter to which reference is made; or

(d)	acts in accordance with the direction of NMFM in respect of the particular matter to which reference is made.

2.                CLAUSE 4.1(b)

Discretionary management powers which may be delegated:

The Manager may at its discretion sub-delegate its investment management functions to a member of the ACM Group that have appropriate expertise capacity and proven capability to manage the asset class or classes concerned.  However, such sub-delegation may not relate to assets domiciled in Australia or New Zealand without the prior written agreement of NMFM.

The Manager may sub-delegate its investment management functions to investment managers who are not member of the ACM Group but only with the prior agreement of NMFM.

3.                CLAUSE 9

Commencement Date:  1 February 2001

4.                CLAUSE 9

Period for termination report:  60 days

5.                CLAUSE 20

19

State or Territory:  Victoria

20

SCHEDULE 2

Notices

(Clause 2 and Clause 4)

1.                NMFM

Attention:    John Nairn

Address:      Level 14, 440 Collins Street, Melbourne

Facsimile:     9617 2460

Email:            jnairn@axa.com.au

Copy (if required):

Authorised Persons:        John Nairn, Daniel Craine

2.                MANAGER

Attention:    Michael Bargholz

Address:      Level 29, Governor Phillip Tower, 1 Farrer Place, Sydney, NSW, 2000

Facsimile:

Email:

Copy (if required):

Authorised Persons:        Michael Bargholz, Joy Adams

21

SCHEDULE 3

Derivatives Trading

(Clause 4.4)

[To be agreed between the parties — IFSA, together with AFMA and the ABA, intend to release a standard version of this letter to be used by investment managers and their clients]

22

SIGNED for and on behalf of	)
NATIONAL MUTUAL FUNDS MANAGEMENT	)
LIMITED	)
by its duly authorised officer in the presence of:	)

Sally Cormack	Arthur Leslie Owen
Witness	Group Chief Executive

Sally Cormack	Arthur Leslie Owen
Print name	Print Name

EXECUTED by	)
)
ACN 095 022 718 LIMITED	)
in accordance with section 127(1) of the Corporations Law)	Michael Bargholz
Signature

John Nairn	Michael Bargholz
Signature	Print name

John Nairn	CEO
Print name	Office held

23

Schedule 2 - Adherence Agreement

Date:

Parties:	[insert name] having its office at [insert address] (“Transferee”)

[insert name] having its office at
[insert address] (“Transferor”)

[insert name] having its office at
[insert address] (“Other Party”)

Recitals
A.	Pursuant to the Shareholders’ Agreement the share capital of the Joint Venture Group is held equally by each of Transferor and Other Party.

B.	Transferor wishes to sell the Joint Venture Group Shares to Transferee and Transferee wishes to buy the Joint Venture Group Shares from Transferor.

C.

Under the Shareholders’ Agreement a Shareholder may transfer all of its holding to a third party provided, amongst other things, it enters into a deed of adherence substantially in the form of this deed.

Operative Provisions:

1	Definitions and Interpretations
1.1	The following words have these meanings in this deed unless the contrary intention appears.

Joint Venture Group Shares means [number] ordinary shares held by Transferor in the Company.

Shareholders’ Agreement means the shareholders’ agreement dated [        ] among Alliance Capital Management Corporation of Delaware, Alliance Capital Management Australia Limited, AXA Asia Pacific Holdings Limited, National Mutual Funds Management Limited and the Company.

1.2	Unless otherwise required by the context, words and terms in the Shareholders’ Agreement have the same meaning when used in this deed.

1.3	Headings are used for convenience only and do not affect the interpretation of this deed.

2	Notification of Transfer

Upon completion of the transfer of Joint Venture Group Shares to Transferee, Transferor will immediately notify the Joint Venture Group and the Other Party and deliver copies of this deed executed by Transferor and Transferee.

1

3	Obligations of Transferor and Transferee

3.2	Transferee, other than a Transferee under clause 10.1(b), will not have to adhere to and will not be bound by clause 9 of the Shareholders’ Agreement.

3.3	Transferee is aware of and understands all of the obligations and liabilities that it is required to undertake under clause 3.1.

3.4	Transferor, other than a Transferor under clause 10.1(b):

(a)

is released from its obligations to further perform the Shareholders’ Agreement, except obligations:

(i)

imposing an obligation of confidentiality; and

(ii)

owed by the Transferor to any party to the Shareholders’ Agreement in respect of any past breaches and under any indemnities for actions occuring prior to the transfer; and

(b)

will retain the rights it has against any party to the Shareholders’ Agreement in respect of any past breaches and under any indemnities for actions occuring prior to the transfer.

3.5	Transferee may not transfer the Joint Venture Group Shares to any person unless that person enters into a deed of adherence in the form of this deed.

4	Affirmations
The parties to this deed confirm the Shareholders’ Agreement in all respects.

5	Governing Law
This deed will be governed by and construed in accordance with the laws of Victoria and the parties submit to the jurisdiction of the courts of Victoria.

2

SIGNED by [ ]	)
as attorney for TRANSFEREE in the	)
presence of:	)
)
Signature of witness	)
)
Name of witness (block letters))
)
Address of witness	)	By executing this deed the attorney
	)	states that the attorney has received
Occupation of witness	)	no notice of revocation of the power
	)	of attorney

SIGNED by [ ]	)
as attorney for TRANSFEROR in the	)
presence of:	)
)
Signature of witness	)
)
Name of witness (block letters))
)
Address of witness	)	By executing this deed the attorney
	)	states that the attorney has received
Occupation of witness	)	no notice of revocation of the power
	)	of attorney

SIGNED by [ ]	)
as attorney for OTHER PARTY in the presence of:	)
)
Signature of witness	)
)
Name of witness (block letters))
)
Address of witness	)	By executing this deed the attorney
	)	states that the attorney has received
Occupation of witness	)	no notice of revocation of the power
	)	of attorney

3

Schedule 3 - Fees Deed

Dated 18 January 2001

Fees and Adjustments Deed

Alliance Capital Management
Australia Limited
(to be renamed
Alliance Capital Australia Limited)
(ABN 58 007 212 606)

(“ACM”)

National Mutual Funds
Management Limited
(ABN 32 006 787 720)

(“NMFM Australia”)

National Mutual Funds
Management NZ Limited

(“NMFM New Zealand”)

ACN 095 022 718 Limited
(to be renamed
Alliance Capital Management Australia Limited

(“Aus Co”)

Cidwell Developments Limited

(to be renamed

Alliance Capital Management New Zealand Limited)

(“NZ Co”)

Mallesons Stephen Jaques

Solicitors

Rialto

525 Collins Street

Melbourne   Vic   3000

Telephone (61 3) 9643 4000

Fax (61 3) 9643 5999

DX 101 Melbourne

Ref: D. Lewis

Mel_Corp#386080.02

1

Contents                                            Fees and Adjustments Deed

1	Definitions and interpretation

2	Fees payable to Aus Co and NZ Co by ACM under the ACM IMA

Fees payable by ACM
What if ACM Mandate Fees < ACM Indexed Base Fee?
ACM Indexed Base Fee
ACM Index
ACM Average Index Movement
ACM Mandate Fees
Identification of ACM Mandates

3	Fees payable to Aus Co by NMFM Australia under the NMFM Australian IMA

Fee payable by NMFM Australia
What if NMFM Australia Mandate Fees < NMFM Australia Indexed Base Fee?
NMFM Australia Indexed Base Fee
NMFM Australia Index
NMFM Australia Average Index Movement
NMFM Australia Mandate Fees
Identification of NMFM Australia Mandates

4	Fees payable to NZ Co by NMFM New Zealand under the NMFM New Zealand IMA

Fee payable by NMFM New Zealand
What if NMFM New Zealand Mandate Fees < NMFM New Zealand Indexed Base Fee?
NMFM New Zealand Indexed Base Fee
NMFM New Zealand Index
NMFM New Zealand Average Index Movement
NMFM New Zealand Mandate Fees
Identification of NMFM New Zealand Mandates

5	Adjustments for retention of mandates

Adjustment payments
Amount of adjustment payment

6	Determination of value of funds under management

7	GST adjustments made in calculation of fees

Australian GST Adjustments
New Zealand GST Adjustments

8	Timing and method of payment of fees and adjustment payments

When fees are paid?
When are adjustment payments paid?
Method of payment
Currency of payment

9	Approximation and verification of payments

Approximation of payments
Changing method of approximation
Verification
Payment for verification
Access to documents
Supply of information

10	Australian Goods and Services Tax

Australian GST exclusive fees and payments
Australian GST inclusive fees and payments
Adjustments
Calculation method

11	New Zealand Goods and Services Tax

Fees inclusive of New Zealand GST
Adjustment payments inclusive of New Zealand GST
New Zealand GST invoice required

12	Sub-advisory fees

13	Governing law, jurisdiction and service of process

14	Counterparts

Schedule 1

2

3

Fees and Adjustments Deed

Date:		18 January 2001

Parties:

ALLIANCE CAPITAL MANAGEMENT AUSTRALIA LIMITED (to be renamed Alliance Capital Australia Limited) having its registered office at Level 29, Governor Phillip Tower, 1 Farrer Place, Sydney, New South Wales, Australia (“ACM”)

NATIONAL MUTUAL FUNDS MANAGEMENT LIMITED having its registered office at Level 15, 447 Collins Street, Melbourne, Victoria, Australia (“NMFM Australia”)

NATIONAL MUTUAL FUNDS MANAGEMENT NZ LIMITED having its registered office at 80 The Terrace, Wellington, New Zealand (“NMFM New Zealand”)

ACN 095 022 718 LIMITED (to be renamed Alliance Capital Management Australia Limited) having its registered office at Level 29, Governor Phillip Tower, 1 Farrer Place, Sydney, Australia (“Aus Co”)

CIDWELL DEVELOPMENTS LIMITED (to be renamed Alliance Capital Management New Zealand Limited) having its registered office at 80 The Terrace, Wellington, New Zealand (“NZ Co”)
Recitals:
A.

By an agreement dated 18 January 2001 Alliance Capital Management Corporation of Delaware, ACM, AXA Asia Pacific Holdings Limited, NMFM Australia, Aus Co and NZ Co have entered into a subscription and shareholders agreement in relation to Aus Co and NZ Co (“Shareholders Agreement”).

	B.	In accordance with the Shareholders Agreement , NMFM Australia proposes to enter into the NMFM Australian IMA with Aus Co.

	C.	In accordance with the Shareholders Agreement , NMFM New Zealand proposes to enter into the NMFM New Zealand IMA with NZ Co.

	D.	In accordance with the Shareholders Agreement, ACM proposes to enter into the ACM IMA with Aus Co.

	E.	Each of the NMFM Australian IMA and the ACM IMA provides that Aus Co is entitled to a management fee as determined in accordance with this deed.

	F.	The NMFM New Zealand IMA provides that NZ Co is entitled to a management fee as determined in accordance with this deed.

Operative provisions:

1              Definitions and interpretation

1.1           In this deed, unless the context otherwise requires expressions used have these meanings:

1

ACM IMA: the investment management agreement entered into/to be entered into between ACM and Aus Co under which ACM appoints Aus Co as agent of ACM to invest and manage the portfolios referred to in that agreement.

ACM Index: see clause 2.7.

ACM Indexed Base Fee: see clauses 2.3 to 2.6.

ACM Average Index Movement: see clause 2.8.

ACM Mandate Fees: see clause 2.9.

ACM Mandates:

(a)            all mandates entered into by Alliance Capital Management L.P., ACM or Sanford C. Bernstein & Co. Proprietary Ltd with clients in Australia or New Zealand; and

(b)            all mandates entered into by Alliance Capital Management L.P., ACM or Sanford C. Bernstein & Co. Proprietary Ltd the investment objective of which is to invest more than 65% of the relevant client’s assets in the relevant portfolio in Australia and/or New Zealand, excluding mandates entered into with NMFM.  The mandates entered into by Alliance Capital Management L.P., ACM or Sanford C. Bernstein & Co Proprietary Limited as at 30 September 2000 are set out in Schedule 1.  For the avoidance of doubt, details of these mandates are provided in this deed merely to assist the parties in identification of the types of mandates likely to be included in the definition.

Anniversary Date: an anniversary date of the Commencement Date.

Australian GST: has the same meaning as in A New Tax System (Goods & Services) Tax Act (Cth) 1999.

Commencement Date: 1 February 2001.

Existing Mandate: a mandate the fees from which are included in the calculation of:

(a)            ACM Indexed Base Fee; or

(b)            NMFM Australia Indexed Base Fee; or

(c)            NMFM New Zealand Indexed Base Fee

and which has been or is proposed to be transferred to Aus Co or NZ Co.  For the purpose of this definition “transferred” includes any form of assignment or novation as well as a replacement or substitution or a new mandate with the same client in respect of substantially the same funds.

Fee Period: a quarter or, in the case of the first Fee Period, the period from the Commencement Date to the end of the quarter in which the Commencement Date occurs.

2

IMAs: the ACM IMA, the NMFM Australian IMA and the NMFM New Zealand IMA.

New Zealand GST: the goods and services tax under the Goods and Services Tax Act 1985 (New Zealand).

NMFM: NMFM Australia, NMFM New Zealand and/or NMFM Global.

NMFM Australia Index: see clause 3.7.

NMFM Australia Indexed Base Fee: see clauses 3.3 to 3.6.

NMFM Australia Average Index Movement: see clause 3.8.

NMFM Australia Mandate Fees: see clause 3.9.

NMFM Australia Mandates:

(a)            all mandates entered into by NMFM Australia or NMFM Global with clients in Australia; and

(b)            all mandates entered into by NMFM Australia or NMFM Global, the investment objective of which is to invest more than 65% of the relevant client’s assets in the relevant portfolio in Australia and/or New Zealand excluding mandates to the extent (if any) that they relate to loans secured by real or personal property, unsecured loans and real property management.  The mandates entered into by NMFM Australia and NMFM Global as at 30 September 2000 are set out in Schedule 2.  For the avoidance of doubt, details of these mandates are provided in this deed merely to assist the parties in identification of the types of mandates likely to be included in the definition.

NMFM Australian IMA: the investment management agreement entered into/to be entered into between NMFM Australia and Aus Co under which NMFM Australia appoints Aus Co as agent of NMFM Australia to invest and manage the portfolio referred to in that agreement.

NMFM Global: National Mutual Funds Management (Global) Limited ABN 74 057 398 393.

NMFM IMAs: the NMFM Australian IMA and the NMFM New Zealand IMA.

NMFM Mandates: the NMFM Australia Mandates and the NMFM New Zealand Mandates.

NMFM New Zealand IMA: the investment management agreement entered into/to be entered into between NMFM New Zealand and NZ Co under which NMFM New Zealand appoints NZ Co as agent of NMFM New Zealand to invest and manage the portfolio referred to in that agreement.

NMFM New Zealand Index:  see clause 4.7.

3

NMFM New Zealand Indexed Base Fee: see clauses 4.3 to 4.6.

NMFM New Zealand Average Index Movement:  see clause 4.8.

NMFM New Zealand Mandate Fees: see clause 4.9.

NMFM New Zealand Mandates:

(a)            all mandates entered into by NMFM New Zealand or NMFM Global with clients in New Zealand; and

(b)            all mandates entered into by NMFM New Zealand or NMFM Global, the investment objective of which is to invest more than 65% of the relevant client’s assets in the relevant portfolio In Australia and/or New Zealand excluding mandates to the extent (if any) that they relate to loans secured by real or personal property, unsecured loans and real property management.  The mandates entered into by NMFM New Zealand and NMFM Global as at 30 September 2000 are set out in Schedule 3.  For the avoidance of doubt, details of these mandates are provided in this deed merely to assist the parties in identification of the types of mandates likely to be included in the definition.

1.2           In this deed unless a contrary intention appears:

(a)            all references to money, monetary amounts or currency are to the currency of Australia or the currency of New Zealand (as the case requires);

(b)            a reference to this agreement or another instrument includes any variation or replacement of any of them;

(c)            a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)            the singular includes the plural and vice versa;

(e)            the word “person” includes a firm, a body corporate, an unincorporated association or an authority;

(f)             a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including, without limitation, any persons taking by novation) and assigns;

(g)            a reference to any thing (including, without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually; and

(h)            a reference to a quarter is a period of 3 calendar months ending on 31 March, 30 June, 30 September or 31 December.

4

1.3           Headings are inserted for convenience.  They do not affect the interpretation of this deed.

2              Fees payable to Aus Co and NZ Co by ACM under the ACM IMA

Fees payable by ACM

2.1           Subject to clause 2.2, the fee payable in respect of each Fee Period to Aus Co by ACM under the ACM IMA is determined in accordance with this formula:

FACM = (0.65 x IBFACM) + (MFACM - IBFACM)

where

FACM is the fee payable under this clause by ACM;

IBFACM is the ACM Indexed Base Fee;

MFACM is the ACM Mandate Fees.

If the first Fee Period does not commence at the start of a quarter, the fee payable for that first Fee Period is reduced in proportion to the length of the Fee Period relative to length of the quarter.  For example if the Fee Period is two thirds of the length of the quarter, the fee payable is two thirds of the amount determined in accordance with the formula.

What if ACM Mandate Fees < ACM Indexed Base Fee?

2.2           If at the end of a Fee Period the ACM Mandate Fees are less than the ACM Indexed Base Fee, the following formula shall be substituted for the formula in clause 2.1 when determining the fee payable in respect of that Fee Period:

FACM = 0.65 x MFFACM

ACM Indexed Base Fee

2.3           Subject to clause 2.4, for the first Fee Period, the ACM Indexed Base Fee is an amount determined in accordance with this formula:

IBFACM = AFACM / 4

where:

IBFACM has the same meaning as in clause 2.1.

AFACM is the aggregate of the annualised fees payable on each ACM Mandate (after deduction of fees, or deemed fees, payable to sub-advisors in connection with those mandates) as at the last day of the quarter ending prior to the Commencement Date.

For the avoidance of doubt, example calculations showing how the ACM Indexed Base Fee would be calculated are set out in Schedule 4.

2.4           For the purposes of clause 2.3, if the fees paid to sub-advisors in connection with ACM Mandates during the relevant period are more than 49% of the fees paid to ACM in respect of those mandates, the

5

fees paid to sub-advisors are deemed to be 49% of the fees paid to ACM in respect of those mandates.

2.5           Subject to clause 2.6, for each Fee Period after the first Fee Period, the ACM Indexed Base Fee is determined in accordance with this formula:

       X                                     X-1

IBFACM                =          IBFACM      x              (1 + AIMACM)

where

       X

IBFACM is the ACM Indexed Base Fee for the Fee Period;

       X-1

IBFACM is the ACM Indexed Base Fee for the immediately preceding Fee Period;

AIMACM is the ACM Average Index Movement for the Fee Period.

2.6           If the value of the funds under management in ACM Mandates on any Anniversary Date is less than half of the value of the funds under management in ACM Mandates as at the Commencement Date, the ACM Indexed Base Fee on that Anniversary Date is an amount equal to the total fees (after deduction of fees paid to sub-advisors ) payable on all ACM Mandates in respect of the Fee Period ending on that Anniversary Date.

ACM Index

2.7           The ACM Index is calculated as at the end of each Fee Period.  It is a composite index, made up of the indices applicable to the asset classes of the assets managed in ACM Mandates and weighted by the value of assets in each of those asset classes:

(a)            for Fee Periods ending on or before 31 December 2001, as at 31 December 2000; and

(b)            for all subsequent Fee Periods, as at the preceding 31 December.

The applicable indices may be varied from time to time by agreement between the parties.  The applicable indices as at the Commencement Date are set out in Schedule 5.

ACM Average Index Movement

2.8           The ACM Average Index Movement for a Fee Period is the change in the ACM Index as at the end of the Fee Period as compared with the ACM Index as at the end of the immediately preceding Fee Period, expressed as a fraction of the ACM Index as at the end of the immediately preceding Fee Period divided by two.

ACM Mandate Fees

2.9           The ACM Mandate Fees are the total fees (after deduction of fees paid to sub-advisors) earned on ACM Mandates in the Fee Period.

6

Identification of ACM Mandates

2.10         ACM will notify the other parties of the details of all ACM Mandates as at the end of each Fee Period within 90 days of the end of that Fee Period.

3

Fees payable to Aus Co by NMFM Australia under the NMFM Australian IMA

Fee payable by NMFM Australia

3.1           Subject to clause 3.2, the fee payable in respect of each Fee Period to Aus Co by NMFM Australia under the NMFM Australian IMA is determined in accordance with this formula:

FNMFMA = (0.65 x IBFNMFMA) + (MFNMFMA - IBFNMFMA)

where

FNMFMA is the fee payable under this clause by NMFM Australia;

IBFNMFMA is the NMFM Australia Indexed Base Fee;

MFNMFMA is the NMFM Australia Mandate Fees.

If the first Fee Period does not commence at the start of a quarter, the fee payable for that first Fee Period is reduced in proportion to the length of the Fee Period relative to length of the quarter.  For example if the Fee Period is two thirds of the length of the quarter, the fee payable is two thirds of the amount determined in accordance with the formula.

What if NMFM Australia Mandate Fees < NMFM Australia Indexed Base Fee?

3.2           If at the end of a Fee Period the NMFM Australia Mandate Fees are less than the NMFM Australia Indexed Base Fee, the following formula is substituted for the formula in clause 3.1 when determining the fee payable in respect of that Fee Period:

FNMFMA = 0.65 x MFNMFMA

NMFM Australia Indexed Base Fee

3.3           Subject to clause 3.4, for the first Fee Period, the NMFM Australia Indexed Base Fee is an amount determined in accordance with this formula:

IBFNMFMA = AFNMFMA / 4

where:

IBFNMFMA has the same meaning as in clause 3.1.

AFNMFMA is the aggregate of the annualised fees payable on each NMFM Australia Mandate (after deduction of fees, or deemed fees, payable to sub-advisors in connection with those mandates) as at the last day of the quarter ending prior to the Commencement Date.

7

For the avoidance of doubt, an example calculation showing how the NMFM Australia Indexed Base Fee would be calculated based on the period from 1 July 2000 to 30 September 2000 is set out in Schedule 4.

3.4           For the purposes of clause 3.3, if the fees paid to sub-advisors in connection with NMFM Australia Mandates during the relevant period are more than 49% of the fees paid to NMFM Australia in respect of those mandates, the fees paid to sub-advisors are deemed to be 49% of the fees paid to NMFM Australia in respect of those mandates.

3.5           Subject to clause 3.6, for each Fee Period after the first Fee Period, the NMFM Australia Indexed Base Fee is determined in accordance with this formula:

      X                                             X-1

IBFNMFMA                  =       IBFNMFMA                       x           (1 + AIMNMFMA)

where

      X

IBFNMFMA is the NMFM Australia Indexed Base Fee for the Fee Period;

       X-1

IBFNMFMA is the NMFM Australia Indexed Base Fee for the immediately preceding Fee Period;

AIMNMFMA is the NMFM Australia Average Index Movement for the Fee Period.

3.6           If the value of the funds under management in NMFM Mandates on any Anniversary Date is less than half of the value of the funds under management in NMFM Mandates as at the Commencement Date, the NMFM Australia Indexed Base Fee on that Anniversary Date is an amount equal to the total fees (after deduction of fees paid to sub-advisors) payable on all NMFM Australia Mandates in respect of the Fee Period ending on that Anniversary Date.

NMFM Australia Index

3.7           The NMFM Australia Index is calculated as at the end of each Fee Period.  It is a composite index, made up of the indices applicable to the asset classes of the assets managed in NMFM Australia Mandates and weighted by the value of assets in each of those asset classes:

(a)            for Fee Periods ending on or before 31 December 2001, as at 31 December 2000; and

(b)            for all subsequent Fee Periods, as at the preceding 31 December.

The applicable indices may be varied from time to time by agreement between the parties.  The applicable indices as at the Commencement Date are set out in Schedule 5.

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NMFM Australia Average Index Movement

3.8           The NMFM Australia Average Index Movement for a Fee Period is the change in the NMFM Australia Index as at the end of the Fee Period as compared with the NMFM Australia Index as at the end of the immediately preceding Fee Period expressed as a fraction of the NMFM Australia Index as at the end of the immediately preceding Fee Period divided by two.

NMFM Australia Mandate Fees

3.9           The NMFM Australia Mandate Fees are the total fees (after deduction of fees paid to sub-advisors) earned on NMFM Australia Mandates in the Fee Period.

Identification of NMFM Australia Mandates

3.10         NMFM Australia will notify the other parties of the details of all NMFM Australia Mandates as at the end of each Fee Period within 90 days of the end of that Fee Period.

4              Fees payable to NZ Co by NMFM New Zealand under the NMFM New Zealand IMA

Fee payable by NMFM New Zealand

4.1           Subject to clause 4.2, the fee payable in respect of each Fee Period to NZ Co by NMFM New Zealand under the NMFM New Zealand IMA is determined in accordance with this formula:

FNMFMNZ = (0.65 x IBFNMFMNZ) + (MFNMFMNZ - IBFNMFMNZ)

where

FNMFMNZ is the fee payable under this clause by NMFM New Zealand;

IBFNMFMNZ is the NMFM New Zealand Indexed Base Fee;

MFNMFMNZ is the NMFM New Zealand Mandate Fees.

If the first Fee Period does not commence at the start of a quarter, the fee payable for that first Fee Period is reduced in proportion to the length of the Fee Period relative to length of the quarter.  For example if the Fee Period is two thirds of the length of the quarter, the fee payable is two thirds of the amount determined in accordance with the formula.

What if NMFM New Zealand Mandate Fees < NMFM New Zealand Indexed Base Fee?

4.2           If at the end of a Fee Period the NMFM New Zealand Mandate Fees are less than the NMFM New Zealand Indexed Base Fee, the following formula is substituted for the formula in clause 4.1 when determining the fee payable in respect of that Fee Period:

FNMFMNZ = 0.65 x MFNMFMNZ

NMFM New Zealand Indexed Base Fee

4.3           Subject to clause 4.4, for the period from the first Fee Period, the NMFM New Zealand Indexed Base Fee is an amount determined in accordance with this formula:

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IBFNMFMNZ = AFACM / 4

where:

IBFNMFMNZ has the same meaning as in clause 4.1.

AFNMFMNZ is the aggregate of the annualised fees payable on each NMFM New Zealand Mandate (after deduction of fees, or deemed fees, payable to sub-advisors in connection with those mandates) as at the last day of the quarter ending prior to the Commencement Date.

For the avoidance of doubt, an example calculation showing how the NMFM New Zealand Indexed Base Fee would be calculated based on the period from 1 July 2000 to 30 September 2000 is set out in Schedule 4.

4.4           For the purposes of clause 4.3, if the fees paid to sub-advisors in connection with NMFM New Zealand Mandates during the relevant period are more than 49% of the fees paid to NMFM New Zealand in respect of those mandates, the fees paid to sub-advisors are deemed to be 49% of the fees paid to NMFM New Zealand in respect of those mandates.

4.5           Subject to clause 4.6, for each Fee Period after the first Fee Period, the NMFM New Zealand Indexed Base Fee is determined in accordance with this formula:

       X                                       X-1

IBFNMFMNZ               =     IBFNMFMNZ                     x              (1 + AIMNMFMNZ)

where

       X

IBFNMFMNZ is the NMFM New Zealand Indexed Base Fee for the Fee Period;

       X-1

IBFNMFMNZ is the NMFM New Zealand Indexed Base Fee for the immediately preceding Fee Period;

AIMNMFMNZ is the NMFM New Zealand Average Index Movement for the Fee Period.

4.6           If the value of the funds under management in NMFM New Zealand Mandates on any Anniversary Date is less than half of the value of the funds under management in NMFM New Zealand Mandates as at the Commencement Date, the NMFM New Zealand Indexed Base Fee on that Anniversary Date is an amount equal to the total fees (after deduction of fees paid to sub-advisors) payable on all NMFM New Zealand Mandates in respect of the Fee Period ending on that Anniversary Date.

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NMFM New Zealand Index

4.7           The NMFM New Zealand Index is calculated as at the end of each Fee Period.  It is a composite index, made up of the indices applicable to the asset classes of the assets managed in NMFM New Zealand Mandates and weighted by the value of assets in each of those asset classes:

(a)            for Fee Periods ending on or before 31 December 2001, as at 31 December 2000; and

(b)            for all subsequent Fee Periods, as at the preceding 31 December.

The applicable indices may be varied from time to time by agreement between the parties.  The applicable indices as at the Commencement Date are set out in Schedule 5.

NMFM New Zealand Average Index Movement

4.8           The NMFM New Zealand Average Index Movement for a Fee Period is the change in the NMFM New Zealand Index as at the end of the Fee Period as compared with the NMFM New Zealand Index as at the end of the immediately preceding Fee Period, expressed as a fraction of the NMFM New Zealand Index as at the end of the immediately preceding Fee Period divided by two.

NMFM New Zealand Mandate Fees

4.9           The NMFM New Zealand Mandate Fees are the total fees (after deduction of fees paid to sub-advisers) earned on NMFM New Zealand Mandates in the Fee Period.

Identification of NMFM New Zealand Mandates

4.10         NMFM New Zealand will notify the other parties of the details of all NMFM New Zealand Mandates as at the end of each Fee Period within 90 days of the end of that Fee Period.

5              Adjustments for retention of mandates

Adjustment payments

5.1           The parties acknowledge that, while it is their intention that all Existing Mandates be transferred (whether by means of assignment, novation or substitution) to Aus Co or NZ Co, in some cases this may not be achievable due to factors beyond their control.  For example, some clients may withhold their consent.  The parties therefore agree to make adjustment payments to Aus Co and/or NZ Co in accordance with this clause 5 in respect of each Fee Period during which Existing Mandates remain untransferred.

Amount of adjustment payment

5.2           The adjustment payment payable by each of ACM, NMFM Australia and NMFM New Zealand in respect of each Fee Period is an amount necessary to restore Aus Co and/or NZ Co (as the case may be) to the position they would have been in (after allowing for Australian GST or New Zealand GST if applicable) if all of the funds under management in every Existing Mandate, other than the parts of the funds under management in the NMFM Australia Mandates and NMFM New

11

Zealand Mandates listed in Schedule 6, that is not transferred had been transferred.

6              Determination of value of funds under management

For the purposes of this deed, wherever it is necessary to determine the value of funds under management, this is done in Australian currency or New Zealand currency (as appropriate) and in accordance with the valuation methods applicable in determining fees under the terms of the relevant mandates.

7              GST adjustments made in calculation of fees

Australian GST Adjustments

7.1           For the purposes of clauses 2.3, 2.8, 3.3 and 3.8, a fee earned by ACM in relation to ACM Mandates and NMFM Australia in relation to NMFM Australia Mandates is calculated:

(a)            on an Australian GST-exclusive basis, if under the relevant mandate, the fee was increased on or after 1 July 2000 by an amount on account of Australian GST; or

(b)            on an Australian GST-inclusive basis, if the Australian GST in respect of the supply (ie 1/11th of the consideration for the supply) is recovered by way of an expense by ACM or NMFM Australia (whichever is appropriate) under an expense recovery or indemnity mechanism; or

(c)            if the fee is in respect of a supply that does not attract Australian GST, the fee will not be affected by sub-paragraphs (a) and (b) of this clause.

New Zealand GST Adjustments

7.2           If necessary, appropriate adjustments will be made with the object of ensuring that the fee arrangements are New Zealand GST neutral.

8              Timing and method of payment of fees and adjustment payments

When fees are paid?

8.1           The fees payable under clauses 2, 3 and 4 and amounts on account of Australian GST or any New Zealand GST in connection with those fees payable under clauses 10 and 11 accrue monthly and are to be paid within 30 days of the end of each Fee Period.

When are adjustment payments paid?

8.2           Adjustment amounts payable under clause 5 accrue and are payable at the same time as fees accrue and are payable under clauses 2, 3 and 4.

Method of payment

8.3           The fees payable under clauses 2, 3 and 4 and the adjustment amounts (if any) payable under clause 5 are payable in cash in such manner as is agreed between the parties.

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Currency of payment

8.4           Fees and adjustment payments payable to Aus Co are paid in Australian currency.

8.5           Fees and adjustment payments paid to NZ Co are paid in New Zealand currency.

9              Approximation and verification of payments

Approximation of payments

9.1           The parties recognise that it may be impractical to determine the fees payable under clauses 2, 3 and 4 and the adjustment payments under clause 5 by the time the fees and adjustment payments are payable under clause 8.  ACM, NMFM and Aus Co or NZ Co as appropriate may therefore agree on a method for reasonable approximation of the fees and adjustment payments and use that method to determine the fees and adjustment payments.  The fees and adjustment payments will then be adjusted when it is practical to determine the correct amount of the fees and adjustment payments in accordance with clauses 2, 3, 4 and 5.

Changing method of approximation

9.2           The method of approximation chosen under clause 9.1 may be changed from time to time (always by agreement of between ACM, NMFM and Aus Co or NZ Co as appropriate) and different methods of approximation may be used for different fees and adjustment payments (again always by agreement).

Verification

9.3           Any one or more of the parties may (not more than once in a year) require that the calculation of fees or adjustment payments under this deed (and the determination of any amount necessary to calculate those fees or adjustment payments) be audited by that party’s external or internal auditor.

Payment for verification

9.4           Unless the parties otherwise agree, an audit under clause 9.3 is to be done at the expense of the party or parties requesting it.

Access to documents

9.5           The parties must provide reasonable access to such information as an auditor conducting an audit under clause 9.3 reasonably requires to complete the audit but not so as to unreasonably interfere with or disrupt the business operations of any party.

Supply of information

9.6           ACM, NMFM Australia and NMFM New Zealand agree to prepare and supply Aus Co and NZ Co with information in such format as Aus Co and NZ Co may reasonably require in order for it to compute or verify the fees, any adjustment payments and any applicable Australian GST or New Zealand GST due under this deed.

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10            Australian Goods and Services Tax

Australian GST exclusive fees and payments

10.1         The fees payable to Aus Co under clauses 2 and 3 are Australian GST-exclusive.

10.2         If Australian GST has an application to any supply made under the IMAs or this deed, and the consideration payable or to be provided under the IMAs or this deed is not otherwise expressly stated to be inclusive of Australian GST, the party making the supply (in this clause 10 referred to as “Supplier”) may, in addition to the consideration payable or to be provided elsewhere in the IMAs or this deed, subject to issuing a valid tax invoice, recover from the party receiving the supply (in this clause 10 referred to as “Recipient”) an additional amount on account of Australian GST, such amount to be calculated by multiplying the amount or consideration payable or to be provided by the Recipient for the supply by the prevailing Australian GST rate.

Australian GST inclusive fees and payments

10.3         In relation to any fee or consideration that is expressed as Australian GST inclusive in the IMAs or this deed, in the event of an increase in the rate of Australian GST, the new Australian GST inclusive fee is determined by converting the existing Australian GST inclusive fee to a Australian GST exclusive figure (based on the Australian GST rate immediately prior to the new prevailing Australian GST rate) and multiplying it by (1+n) where “n” is the new prevailing rate of Australian GST (expressed as a decimal).

Adjustments

10.4         If, it is determined on reasonable grounds that the amount of Australian GST paid or payable on any supply made under the IMAs or this deed differs for any reason from the amount of Australian GST recovered from the Recipient then the amount of Australian GST recovered or recoverable from the Recipient shall be adjusted accordingly.

Calculation method

10.5         All amounts payable by the Recipient to the Supplier by way of reimbursement of an amount paid or payable by the Supplier to any other person, or calculated on the basis of amounts incurred or to be incurred by the Supplier, must be calculated on the basis of such amounts payable by the Supplier, or costs incurred by the Supplier, excluding any applicable amount in respect of Australian GST incurred by the Supplier to the extent to which the Supplier is entitled to an input tax credit in respect of such Australian GST or amount.

11            New Zealand Goods and Services Tax

Fees inclusive of New Zealand GST

11.1         All fees payable to NZ Co under this deed are expressed exclusive of New Zealand GST, if any.  If New Zealand GST is payable in respect of any good or service supplied by NZ Co under the IMAs, the person receiving that supply is liable to pay to NZ Co an amount equal to the amount of the New Zealand GST.

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Adjustment payments inclusive of New Zealand GST

11.2         All adjustment payments payable to NZ Co under this deed are expressed exclusive of New Zealand GST, if any.  If New Zealand GST is payable in respect of any such adjustment payment, the person liable to make the adjustment payments is liable to pay to NZ Co an amount equal to the amount of the New Zealand GST.

New Zealand GST invoice required

11.3         The liability of any person to pay an amount under clause 11.1 or clause 11.2 is subject to that person first receiving a valid New Zealand GST invoice in respect of the amount payable.

12            Sub-advisory fees

12.1         The parties must ensure that, in respect of any Fee Period, the fees payable to sub-advisers in relation to all mandates will not exceed 49% of the gross fees payable by clients on those mandates until the ACM Indexed Base Fee, NMFM Australia Indexed Base Fee, NMFM New Zealand Indexed Base Fee as the case may be has been equalled.  Fees payable on all sub-advisory mandates can be up to 70% of gross fees payable by clients on those mandates once the ACM Indexed Base Fee, NMFM Australia Indexed Base Fee, NMFM New Zealand Indexed Base Fee (as the case may be) has been exceeded .  Reference is to be made to schedule 7 for examples of the calculations to be made for the purpose of clause 12.1.

12.2         In the event that Aus Co or NZ Co is responsible for paying the sub-advisory fees, then those fees as calculated in accordance with clause 12.1 shall be paid in full by ACM, NMFM Australia or NMFM NZ (as the case may be) to Aus Co or NZ Co as relevant.  These fees will be in addition to amounts paid to Aus Co or NZ Co (as the case may be) in accordance with clauses 2, 3 or 4.

13            Governing law, jurisdiction and service of process

13.1         This deed is governed by the law in force in the State of Victoria.

13.2         Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of that State and courts of appeal from them.

13.3         Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its registered office.

14            Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement.  If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the agreement.

15

EXECUTED as a deed

16

Schedule 1

[ACM Mandates as at 30 September 2000 - clause 1.1]

17

Schedule 2

[NMFM Australia Mandates as at 30 September 2000 - clause 1.1]

18

Schedule 3

[NMFM New Zealand Mandates as at 30 September 2000 - clause 1.1]

19

Schedule 4

[Examples of Indexed Base Fee calculations - clauses 2.3, 3.3 and 4.3]

20

Schedule 5

[Lists of applicable indices - clauses 2.7, 3.7 and 4.7]

Sector	Australian Index
Australian Shares	S&P/ASX 200 Accumulation Index in A$
International Shares	MSCI World ex Australia Accumulation Index in A$
Australian Fixed Interest	UBS Warburg Australian Composite Bond Index in A$
International Fixed Interest	Salomon Brothers World Government Bond Index Hedged in A$
Australian Cash	UBS Warburg Australian Bank Bill Index in A$
Listed Property	S&P/ASX 200 Property Accumulation in A$

Sector	NZ Index
NZ Shares	NZSE 40 Accumulation Index in NZ$
International Shares	MSCI World Accumulation Index in NZ$
NZ Fixed Interest	CSFB NZ Government Stock Index in NZ$
International Fixed Interest	Salomon Brothers World Government Bond Index Hedged in NZ$
NZ Cash	CSFB 90-day Bank Bill Index in NZ$

21

Schedule 6

[Lists NMFM Australia Mandates and NMFM New Zealand Mandates, or parts of those mandates, that do not trigger compensating payments under clause 5.2]

22

Schedule 7

[Examples of circumstances in which fee cap can be exceed - clause 12]

23

Execution page

Signed for and on behalf of

Alliance Capital Management

Australia Limited

by its duly authorised officer in the presence of::

Mark Kenneth McFarlane	Margaret Joy Adams
Witness	Director

Mark Kenneth McFarlane	Margaret Joy Adams
Name (please print)	Name (please print)

Signed for and on behalf of

National Mutual Funds Management Limited

by its duly authorised officer in the presence of:

Sally Cormack	Arthur Leslie Owen
Witness	Group Chief Executive

Sally Cormack	Arthur Leslie Owen
Name (please print)	Name (please print)

Signed for and on behalf of

National Mutual Funds Management NZ Limited

by its duly authorised officer in the presence of:

Sally Cormack	Arthur Leslie Owen
Witness	Group Chief Executive

Sally Cormack	Arthur Leslie Owen
Name (please print)	Name (please print)

24

Executed by

ACN 095 022 718 Limited

in accordance with section 127(1) of the Corporations Law:

John Nairn	Michael Bargholz
Director	Director

John Nairn	Michael Bargholz
Name (please print)	Name (please print)

John Hutchinson
Witness to both signatures

John Hutchinson
Name

Executed by

Cidwell Developments Limited

John Nairn	Michael Bargholz
Director	Director

John Nairn	Michael Bargholz
Name (please print)	Name (please print)

John Hutchinson
Witness to both signatures

John Hutchinson
Name

25

Schedule 4 - Sub-Distributor Agreement

Alliance Fund Distributors

Australian Broker Agreement

Dear Sirs:

We are the distributor of shares (the “shares”) of the investment companies listed on Exhibit A to this Agreement (each a “Fund” and collectively the “Funds”).  We may amend Exhibit A from time to time upon notice to you to add or subtract Funds and this Agreement shall automatically apply to any Fund added to Exhibit A.  We authorize you to offer and sell, as a non-exclusive intermediary, shares of any and all of the Funds in Australia upon the following terms and conditions:

1.                                       You are to offer and sell shares of a Fund only at the offering price in accordance with the terms of the then current prospectus (“Prospectus”) of the Fund.  You understand that all purchase orders for shares submitted by you or your clients are subject to acceptance by the Fund and become effective only upon confirmation by the Fund.

2.                                       (a)           On each purchase of shares of a Fund subject to a front-end sales charge (“Front-End Shares”), the total sales charges charged to your clients shall not exceed the amount stated in the Prospectus.  You understand that you may be entitled to receive from such sales charge only that portion reallowed to you as agreed upon between you and us.

(b)           On each purchase of shares of a Fund by your clients subject to a contingent deferred sales charge (“CDSC Shares”), you understand that you will be entitled to receive as a commission that percentage of the offering price as will be agreed upon between you and us.

(c)           During the term of this Agreement we may make other payments to you, in such amounts as we may from time to time agree, in consideration of your furnishing distribution or other services with respect to the shares of each Fund.

(d)           We have no obligation to make any payment to you and you waive the right to receive any such payment until we receive monies therefor from the Fund.  You agree that we may set off against any commission or fees owed to you any amounts you may owe us or our affiliates.

3.                                       You shall not impose any sales charge or commission in connection with the reinvestment of dividends or distributions on the shares.

4.                                       You are hereby authorized (i) to place orders to purchase shares directly with the Funds (acting through their local agent) subject to the applicable terms and conditions governing the placement of orders set forth in each Fund’s Distribution Agreement and Prospectus, (ii) to place orders to redeem shares directly to the Funds (acting through their local agent) subject to the applicable terms and conditions set forth in the applicable Fund’s Distribution Agreement and Prospectus.

1

5.                                       Redemptions of shares by a Fund will be made at the net asset value of such shares, less the applicable contingent deferred sales charge or redemption fee, if any, in accordance with the Prospectus.

6.                                       In offering and selling shares:

(a)           you may offer and sell shares of a Fund only to Australian residents and such offers and sales may be made through any of your offices located in Australia provided, however, that you (including any of your representatives) may not under any circumstances offer shares in a Fund to any person while that person is not physically present in Australia.  For this purpose, “offer” shall include, but not be limited to, any communication designed to advise as to the availability for investment of a Fund, advising on the desirability of investing in a Fund, otherwise discussing with a potential investor investment in a Fund or providing any Prospectus or sales literature regarding a Fund;

(b)           you shall not accept any order (whether initial or subsequent) for the purchase of shares of a Fund from an investor while the investor is not in Australia;

(c)           subject to this paragraph 6(c), you will obtain from each customer who invests in a Fund, prior to the time such customer makes the initial investment in the Fund, an executed application in the form provided by the Fund.  If, pursuant to agreement between you and us, you do not supply the executed application to the Fund, you agree to maintain in your files an originally executed copy of the application or other documentation containing representations and warranties substantially similar to those contained in the relevant Fund’s application and to make such application or other documentation available for inspection by us or the relevant Fund during normal business hours upon reasonable advance request;

(d)           you further agree to send to any dealer or other intermediary to whom you may sell shares a notice stating in substance that, by purchasing such shares, such dealer or other intermediary represents and agrees that it is not purchasing any of the shares for the account of any non-Australian Person, that it will not offer to resell such shares directly or indirectly outside of Australia or to any non-Australian Person and that it will send to any other dealer or other intermediary to whom it sells any of the shares a notice containing substantially the same statement as contained in this sentence;

(e)           you agree to implement and maintain appropriate procedures designed to assure that offers and sales of the shares by you (and your representatives) are made in compliance with the preceding four paragraphs.  Upon our written request, you agree to provide us with written certification, executed by one of your compliance officers, to the effect that offers and sales of the shares have been made in compliance with the preceding four paragraphs; and

(f)            for purposes of the foregoing, “Australian Person” means any citizen or resident of Australia (including any corporation, partnership or other entity created or organized under the laws of Australia or of any political subdivision thereof).

7.                                       You agree:

(a)           to place orders to shares only for the purpose of covering purchase orders already received or for your own bona fide investment;

2

(b)           that you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the relevant Fund;

(c)           that you will not withhold placing clients’ orders for shares so as to profit yourself as a result of such withholding; and

(d)           that if any shares purchased by you or your clients are redeemed or repurchased by you or them within seven business days after the original order, you shall forthwith refund to us the full commission allowed, or fee paid, to you on such sales.  Termination or cancellation of this Agreement shall not relieve you from the requirements of this subparagraph.

8.                                       We shall not accept from you any conditional orders for shares.  Delivery of shares purchased shall be made by the Funds only against receipt of the offering price for such shares, subject to deduction for the commission reallowed to you and our portion, if any, of the sales charge with respect to Front-End Shares purchased.  If payment for shares purchased is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you will be responsible for any loss including loss of profit suffered by the Funds resulting from your failure to make payments as aforesaid).

9.                                       You understand that, except as we shall have specifically advised you in writing, no action has been or will be taken in any jurisdiction by us or the Funds that will permit a public offering of shares or possession or distribution of any prospectus, in preliminary or final form, by you in any jurisdiction outside Australia.  You agree that you will comply with all applicable law and regulations and make or obtain all necessary filings, consents or approvals required of you in connection with the purchase, offer, sell or deliver shares (including, without limitation, any applicable requirements relating to the delivery of a Prospectus) in each case at your own expense.

10.                                 (a)           You shall take appropriate steps to establish and document the identity of a customer when the customer first applies to invest in the shares of a Fund.  For all customers, you will obtain information regarding the business or occupation of the customer so as to ensure that the funds used to purchase shares of a Fund by a customer are not the proceeds of any illegal activity.  You shall retain for at least five years (or longer if required by Australia law) after the customer’s account with you has been closed and make available to appropriate authorities the records described above and any other records used in establishing the identity of such customers.

(b)           You shall promptly forward to your customers any information provided by the Funds or us for such customers.  You shall promptly forward to us any relevant information provided by your customers for the Funds or us.

11.                                 You represent and warrant that you have all necessary authorizations, licenses, registrations and consents to enter into this Agreement and to offer and sell the shares as contemplated by this Agreement.  You will on request provide us with evidence of any such authorization, registration or consent.  You will immediately notify us if any such authorization, registration or consent is altered, suspended or revoked.  You further represent that you are not required to be registered as a broker dealer under the U.S. Securities Exchange Act of 1934.  In performing your obligations under this Agreement you will not imply nor represent that you are acting in the name of us or the Funds.

3

12.                                 No person is authorized to make any representations concerning shares of a Fund except those contained in the Prospectus, and printed information issued by the Fund or by us as information supplemental to each Prospectus.  We shall supply Prospectuses, reasonable quantities of reports to shareholders, supplemental sales literature, sales bulletins, and additional information as issued.  You agree to distribute Prospectuses and reports to shareholders of the Funds to your clients, except to the extent that we expressly undertake to do so on your behalf.  You agree not to use other advertising or sales material relating to the Funds, unless approved in writing by us in advance of such use.  Any printed information furnished by us other than the Prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

13.                                 You agree to indemnify and hold harmless the Funds and us from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by you of any of the provisions of this Agreement.  Such agreement to indemnify shall survive the termination of this Agreement.

14.                                 We, our affiliates and the Funds shall not be liable for any loss, expense, damages, costs or other claim arising out of any redemption or exchange pursuant to telephone instructions from any persons or our refusal to execute such instructions for any reason.

15.                                 Either party to this Agreement may terminate this Agreement by giving written notice to the other.  Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent via courier or by regular mail (post pre-paid) to the other party at his or its address as shown below.  We may amend this Agreement at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

16.                                 We may assign our rights and duties under this Agreement to one of our affiliates if we give you one month’s written notice of such assignment.  You may not assign your rights or duties under this Agreement without our prior written consent.

This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

4

Agreed and Accepted

ALLIANCE FUND DISTRIBUTORS, INC.

Firm:

By:
By:
(Authorized Signature)

Date:
Date:

5